EXHIBIT 10.17




                                 LEASE AGREEMENT


                                     BETWEEN


                              RODIN PARTNERS, L.P.,

                      a Pennsylvania partnership, Landlord

                                       AND

                             AVAX TECHNOLOGIES, INC,

                         a Delaware corporation, Tenant






                                                       Copy No. 4

                                                       Dated:  December 1, 1997

                            INDEX TO LEASE AGREEMENT

                                                                                                     Page
                                                                                                     ----
ARTICLE I                           TERM

         Section 1.01               Confirmation of the Term................................            1
         Section 1.02               Inability to Deliver Possession.........................            1
         Section 1.03               Failure of Tenant to Open and to
                                    Operate ................................................            1
         Section 1.04               Lease Year..............................................            1

ARTICLE II                          CONDUCT OF BUSINESS BY TENANT

         Section 2.01               Use of Premises.........................................            2
         Section 2.03               Licenses, Permits and
                                    Certificates of Occupancy...............................            3
         Section 2.03               Rules and Regulations...................................            3

ARTICLE III                         FIXED MINIMUM RENT; SECURITY DEPOSIT

         Section 3.01               Fixed Minimum Rent......................................            3
         Section 3.02               Time and Place of Payment; Late
                                    Charges ................................................            3
         Section 3.03               Security Deposit .......................................            4

ARTICLE IV                          CONDITION OF PREMISES; CHANGES TO BUILDING

         Section 4.01               Construction by Landlord ...............................            4
         Section 4.02               Tenant's Improvements...................................            5
         Section 4.03               Roof, Walls, Changes and Additions to Building..........            5
         Section 4.04               Condition of Premises ..................................            6

ARTICLE V                           COMMON AREAS; OPERATING COSTS

         Section 5.01               Control of Common Areas.................................            6
         Section 5.02               Operating Costs.........................................            6
         Section 5.03               Payments on Account of Operating Costs..................            7
         Section 5.04               Landlord's Statement of Operating Costs        .........            8
         Section 5.05               Payment of Balance of Operating Costs...................            8
         Section 5.06               Accounting Period; Proration of Operating Expenses......            8


                                                                              vi




ARTICLE VI                          TAXES

         Section 6.01               Definition of Taxes.....................................            8
         Section 6.02               Payments on Account of Tax Rent.........................            9
         Section 6.03               Payment of Balance of Tax Rent..........................            9
         Section 6.04               Taxes on Leasehold .....................................            9

ARTICLE VII                         UTILITIES

         Section 7.01               Utilities...............................................            9
         Section 7.02               Application for Utilities...............................           10

ARTICLE VIII                        REPAIRS AND ALTERATIONS

         Section 8.01               Landlord's Repairs......................................           10
         Section 8.02               Tenant's Repairs........................................           10
         Section 8.03               Tenant's Right to Make Alterations......................           10

ARTICLE IX                          MECHANICS' LIENS

         Section 9.01               Tenant Shall Discharge All Liens........................           11

ARTICLE X                           SIGNS

         Section 10.01              Landlord's Approval.....................................           11
         Section 10.02              Permits ................................................

ARTICLE XI                          INSPECTION OF PREMISES AND ACCESS THERETO

         Section 11.01              Inspection of Premises; Repairs.........................           12
         Section 11.02              Displaying "For Sale" and "For Rent" Signs..............           12

ARTICLE XII                         INDEMNIFICATION

         Section 12.01              Indemnification.........................................           12
         Section 12.02              Occupancy at Tenant's Risk..............................           13
         Section 12.03              Release of Liability....................................           13
         Section 12.04              Litigation Involving Landlord...........................           13

ARTICLE XIII                        INSURANCE

         Section 13.01              Required Coverages......................................           13
         Section 13.02              Designated Insureds; Endorsements;
                                    Evidence of Insurance...................................           14
         Section 13.03              No Injurious Acts.......................................           14






         Section 13.04              Failure to Maintain Required
                                    Coverage................................................           15

ARTICLE XIV                         TRADE FIXTURES

         Section 14.01              Title to Property and Removal...........................           15
         Section 14.02              Failure to Remove.......................................           15

ARTICLE XV                          ASSIGNMENT AND SUBLETTING

         Section 15.01              Landlord's Consent .....................................           16
         Section 15.02              Transfer of Corporate and Partnership Interests.........           16

ARTICLE XVI                         SUBORDINATION AND ATTORNMENT

         Section 16.01              Mortgages...............................................           17
         Section 16.02              Execution of Documents..................................           17

ARTICLE XVII                        SURRENDER AND HOLDOVER

         Section 17.01              Tenant's Obligation to Surrender Premises...............           17
         Section 17.02              Consensual Holdover.....................................           17
         Section 17.03              Tenant's Liability for Failure to Surrender.............           18

ARTICLE XVIII                       DAMAGE OR DESTRUCTION OF PREMISES

         Section 18.01              Total or Partial Destruction............................           18
         Section 18.02              Partial Destruction of Building.........................           19
         Section 18.03              Notice by Tenant........................................           19

ARTICLE XIX                         EMINENT DOMAIN

         Section 19.01              Total Condemnation......................................           19
         Section 19.02              Partial Condemnation....................................           19
         Section 19.03              Partial Condemnation of Building........................           20
         Section 19.04              Landlord's Damages......................................           20
         Section 19.05              Tenant's Damages........................................           20

ARTICLE XX                          TENANT'S DEFAULT

         Section 20.01              Events of Default.......................................           20

ARTICLE XXI                         REMEDIES OF LANDLORD UPON TENANT'S DEFAULT

         Section 21.01              Acceleration of Rent....................................           22




         Section 21.02              Right to Reenter........................................           22
         Section 21.03              Right to Relet; Damages for Breach......................           22
         Section 21.04              Right to Terminate......................................           23
         Section 21.05              Confession of Judgment..................................           23
         Section 21.06              Recovery of Legal Expenses..............................           25
         Section 21.07              Injunctive Relief; All Remedies
                                    Cumulative..............................................           26

ARTICLE XXII                        ESTOPPEL STATEMENT

         Section 22.01              Duty of Tenant to Furnish...............................           25

ARTICLE XXIII                       NOTICES

         Section 23.01              Manner and Place of Service.............................           25

ARTICLE XXIV                        BROKERS

         Section 24.01              Tenant's Warranty.......................................           26
         Section 24.01              Landlord's Warranty   ..................................           26

ARTICLE XXV                         MISCELLANEOUS

         Section 25.01              Binding Effect..........................................           26
         Section 25.02              Quiet Enjoyment.........................................           26
         Section 25.03              Waiver  ................................................
         Section 25.04              Custom and Usage........................................           27
         Section 25.05              Accord and Satisfaction.................................           27
         Section 25.06              Entire Agreement........................................           27
         Section 25.07              Captions and Index......................................           27
         Section 25.08              Negation of Personal Liability..........................           27
         Section 25.09              Partial Invalidity; Separate Covenants..................           28
         Section 25.10              Recording...............................................           28
         Section 25.11              Controlling Law.........................................           28
         Section 25.12              Time of the Essence ....................................           28
         Section 25.13              PIDC Assistance     ....................................           28
         Section 25.14              Acknowledgment     .....................................           29


EXHIBITS
--------
SCHEDULE 5.02     Exceptions to Operating Costs
EXHIBIT A         Legal Description
EXHIBIT B         Floor Plan of Premises
EXHIBIT C         Rules and Regulations
EXHIBIT D         Landlord's Work
EXHIBIT E         Parking Regulations
EXHIBIT F         Trash Removal Specifications
EXHIBIT G         Amortization Table for LC
SCHEDULE I        Letter of Credit Calculation

                                  LEASE SUMMARY


         THIS LEASE SUMMARY is made on the 1 day of December, 1997, by and between:

RODIN PARTNERS, L.P., a Pennsylvania partnership with an office at 55 Fifth Avenue, New York, NY 10003 (hereinafter called "Landlord"), and --------

AVAX TECHNOLOGIES, INC., a Delaware corporation, with an address at 4520 Main Street, Suite 930, Kansas City, MO 64111 (hereinafter called "Tenant").

         WITNESSETH:

LEASED PREMISES                     Landlord hereby leases to Tenant and Tenant
                                    hereby leases from Landlord, in the building
(hereinafter called the "Building") known as "Rodin Place", located at 2000 Hamilton Street, Philadelphia, Pennsylvania 19103, and being more particularly described in Exhibit A attached hereto and made a part hereof, the space (hereinafter called the "Premises") designated on Exhibit B attached hereto and made a part hereof, as follows:

SUITE NUMBERS: 200 AND 204.

The Premises are outlined on the Plan attached hereto as Exhibit B, containing approximately 9,224 square feet for Suite 200 and 2,651 square feet for Suite 204 square feet (subject to confirmation as set forth below) together with the right to the nonexclusive use, in common with others entitled to use same, of all such driveways, malls, courts, corridors and footways, loading facilities and other facilities as may be designated by Landlord, subject however to the terms and conditions of this Lease Summary and the Lease Agreement attached hereto and made a part hereof (hereinafter collectively referred to as the "Lease"), and to reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord.

SQUARE FOOTAGE   The Premises shall be measured from the center line of interior walls and from the glass line of exterior walls, deducting any vertical shafts and columns, and the resulting square footage grossed up by fifteen percent (15%) to yield the "Final Square Footage." Such measurement shall be undertaken by Landlord's architect and approved by Tenant's architect.

LENGTH OF TERM    The term of this Lease shall be for ten (10) years, plus the period, if any, between the Commencement Date set forth below, if it falls on a day other than the first day of a month, and the first day of the next month ("Initial Term"). Upon Landlord's request, Tenant shall execute and deliver to Landlord an agreement confirming the commencement and expiration dates of the term of this Lease, the Fixed Minimum Rent, and the initial monthly payments on account of Tenant's Pro Rata Share of Operating Costs and Tenant's Tax Rent.

COMMENCEMENT      The Initial Term of this Lease shall commence
DATE              ("Commencement Date") on the later to occur of (a) sixty (60)
days after the date hereof, or (b) Landlord completing the Landlord's Work (as defined in Exhibit D), provided that the Commencement Date shall automatically occur sixty (60) days after the date hereof if Tenant does not, within fifteen
(15) days after the date hereof, provide to Landlord all design information required by Landlord to permit Landlord to complete Landlord's Work.

FIXED MINIMUM RENT The Fixed Minimum Rent for each Lease Year (as defined in
Section 1.04 of the Lease Agreement) of the Initial Term of this Lease shall be as follows:

         Lease Years       Annual Rent Per Square Foot of Final Square Footage
         -----------       ---------------------------------------------------
         1-3                        $10.50
         4-6                        $12.00
         7-10                       $14.00

Tenant shall pay to Landlord the Fixed Minimum Rent for the first month of the term hereof upon Tenant's execution of this Lease. All Fixed Minimum Rent shall be payable in accordance with the terms and conditions of this Lease, including, without limitation, Article III of the Lease Agreement.

TAXES             In accordance with Article VI of the Lease Agreement, Tenant shall pay to Landlord Tenant's Pro Rata Share of any Taxes, as defined in
Article VI, in excess of the Taxes for calendar year 1998 ("Base Tax Year")..

TENANT'S SHARE OF In accordance with Article V of the Lease Agreement, Tenant OPERATING COSTS shall pay to Landlord Tenant's Pro Rata share of Operating Costs, as defined in Section 5.02 of the Lease Agreement, in excess of Operating Costs for the fiscal year ending September 30, 1998 ("Operating Costs Base Year").

TENANT'S PRO RATA Tenant's "Pro Rata Share" will equal a fraction, the numerator
SHARE             which is the Final Square Footage (less the gross-up factor), and the denominator of which is 201,000, the stipulated and agreed number of square feet of leasable floor area of the Building as of the date hereof.

USE OF PREMISES   Tenant shall use the Premises, subject to the provisions of this Lease, solely for the purpose of biopharmaceutical research for clinical trials, and commercialization, and related activities (including, without limitation, the use of tumor cells and cancer cells in the development of vaccines), subject, however, to compliance with applicable laws and ordinances including, without limitation, the Philadelphia Zoning Code.

SECURITY DEPOSIT Tenant, contemporaneously with the execution of this Lease Summary, has deposited with Landlord (a) the sum of Twenty

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Thousand Six Hundred Seventy Eight Dollars and Forty Cents ($20,678.40),
representing two (2) months Fixed Minimum Rent, receipt of which is hereby acknowledged by Landlord, and (b) an irrevocable, unconditional and evergreen letter of credit in the amount set forth on Schedule 1 attached hereto, being Landlord's best estimate of Landlord's out of pocket costs of the transaction (including, without limitation, construction costs and leasing commissions). The cash deposit and letter of credit are to be held as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease by Tenant to be kept and performed during the term hereof, subject to
Section 3.03 of the Lease Agreement.

LEASE DOCUMENTS   In addition to this Lease Summary and the Lease Agreement, the following are attached to this Lease and are incorporated in and made part of this Lease:

EXHIBITS A THROUGH F, INCLUSIVE, AND SCHEDULE 1

BROKERS          The following brokers and/or finders participated in this Lease transaction: Glaze Commercial Real Estate Advisors and Corporate National Realty, Inc., on behalf of Tenant, and Smith Mack & Company on behalf of Landlord, for whose respective commissions Landlord shall be responsible. If Landlord has not paid such commissions within sixty (60) days, Tenant may, after five days' notice to Landlord, pay the commissions and deduct the amount thereof from the next installment(s) of Fixed Minimum Rent.

SPECIAL PROVISIONS

         1. Renewal Terms. Provided that no Event of Default has occurred hereunder and is continuing, Tenant shall have the option to renew the term of this Lease for up to two (2) additional terms of five (5) years each ("Renewal Terms"), at a Fixed Minimum Rent per annum, to remain constant throughout the five-year Renewal Term, equal to the lesser of (a) one hundred twenty percent (120%) of the average Fixed Minimum Rent per annum in effect over the expiring Term, or (b) ninety-five percent (95%) of the fair market value (including applicable concessions, if any) for comparable leases in comparable buildings, as determined by Landlord ("Fair Market Rent"). Tenant must notify Landlord of Tenant's interest in renewing this Lease at least nine (9) months prior to the expiration of the Initial Term, or the first Renewal Term, as the case may be ( failing which notice, Tenant's right to renew this Lease shall terminate and expire), and Landlord shall, within thirty (30) days after receipt of such notice, provide Tenant with the Fair Market Rent for the applicable Renewal Term. Tenant must then notify Landlord of Tenant's renewal of this Lease at least six (6) months prior to the expiration of the Initial Term, or the first Renewal Term, as the case may be, failing which notice, Tenant's right to renew this Lease shall terminate and expire. All terms and conditions of this Lease other than the Fixed Minimum Rent shall apply to the Renewal Terms. The Initial Term and Renewal Terms are hereafter collectively called the "Term".

         2. Parking. Landlord shall supply Tenant with three (3) free parking spaces in the Building garage as part of the Fixed Minimum Rent, and all parking in the garage shall be subject to the requirements of Exhibit E, which shall be strictly observed by Tenant. In addition, if, as and when Landlord obtains control of additional outdoor parking across 20th Street, Tenant shall have the right, at Tenant's expense, to purchase monthly parking spaces from Landlord at the same price as is offered to the public.

         3. Option to Terminate. Tenant shall have the one-time option to terminate this Lease, effective as of the last day of the fifth (5th) Lease Year, by giving Landlord written notice no later than nine (9) months before such effective date, accompanied by a termination payment equal to the unamortized portion, calculated as of the effective date of such termination, of all expenses incurred by Landlord directly related to the transaction recorded herein, based upon a ten (10) year amortization period of such expenses, assuming that the amount of such expenses has accrued interest at ten percent (10%) per annum, all as shown on Schedule 2. Landlord shall provide Tenant with the amount of such termination payment within ten (10) business days after request therefor,

         4. Expansion Option. Tenant shall have the right of first offer to lease all space in the Building immediately adjacent to the Premises, if, as and when such space becomes vacant during the Term hereof ("Option Space"). To exercise such right, Tenant must give Landlord notice at least nine (9) months before the expiration of each of the following leases for Option Space:

Suite    Tenant          Square Feet    Lease Expiration
-----    ------          -----------    ----------------

210      WGBS UPN-9      22,420         September 30, 2000
                                        Subject to one five-year renewal option

208      SGI             5,817          May 31, 2002

205-6    MCC/ECP         6,160          August, 1999

Landlord shall promptly give Tenant notice of any extensions or renewals of any of the foregoing leases. All of the terms of this Lease (including, without limitation, the then-effective Fixed Minimum Rent per square foot and any future increases, and all parking ratios) shall apply to the Option Space, and Tenant's lease of the Option Space shall be co-terminus with the expiration of the Term hereof. Tenant shall not be entitled to exercise its option to add any Option Space to the Premises if the remaining Term of this Lease on the effective date of such option is less than three (3) years, unless Tenant exercises any remaining Renewal Term at the same time as exercising its option to lease the Option Space. Tenant shall be conclusively deemed to have waived its right to lease any particular portion of the Option Space if Tenant fails to give timely notice of the exercise of such option as set forth above.

         5. Storage Space. Landlord will make available to Tenant storage space in the Building if, as and when such space is available from time to time, at the rate of $4.00 per square foot. Any particular storage space must be vacated by Tenant on 30 days' notice if such space is required by Landlord for other non-storage uses. The Self-Service Storage business located in the Building will not be available for such storage use by Tenant.

         6. Availability of Premises. Tenant shall have 24 hour, 7 day per week access to the Premises. Building services will be provided from 6:00 a.m. to 7:00 p.m. weekdays and 7:00 a.m. to 2:00 p.m. on weekends and holidays, with after-hours access requiring use of an access card.

         7. Cleaning. Landlord shall include basic office cleaning services for the Premises each weekday, but shall not clean lab space or remove any hazardous materials. Landlord shall only remove regular office trash, which Tenant shall collect for Landlord separately from other refuse; all other refuse shall be removed by tenant at Tenant's expense. Attached hereto as Exhibit F are Landlord's cleaning specifications.

         8. Condition Precedent. As a condition precedent to Tenant's obligations hereunder, Landlord has represented to Tenant that the use described above is permitted under applicable provisions of the Zoning Code. If Tenant is unable to obtain written confirmation of Tenant's right to occupy the Premises for such use within fifteen (15) days after the date hereof, Tenant shall so inform Landlord and Landlord shall make or complete the zoning use application on behalf of Tenant. If Landlord does not deliver a zoning use permit within forty-five (45) days thereafter, Tenant, as Tenant's sole remedy, may either waive such condition or terminate this Lease and have the security deposit refunded and the letter of credit returned (such right to terminate to expire if Tenant does not terminate this Lease within sixty-five (65) days after the date hereof).

         9. Subordination. Tenant may terminate this Lease without liability if Tenant does not receive a nondisturbance agreement within thirty (30) days after the date hereof.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have hereunto set their hands and seals the day and year first above written.

                                  AVAX TECHNOLOGIES, INC. (Tenant)

                                  By: /s/ Kamy A. Behzadi
                                      ---------------------
                                      Kamy A. Behzadi, Ph.D,
                                      Director of Operations

                                  Attest:____________________

                                  RODIN PARTNERS, L.P. (Landlord)
                                  By: Rodin Acquisition Corp.,
                                  a Pennsylvania corporation

                                  By: /s/ Not Legible
                                     ---------------------------
                                     President

                                 LEASE AGREEMENT

                                    ARTICLE I

                                      TERM


SECTION 1.01 Confirmation of the Term. The term of this Lease shall commence on the Commencement Date, as defined in the Lease Summary, and shall terminate at the end of the term without the necessity of any notice from either Landlord or Tenant.

SECTION 1.02 Inability to Deliver Possession. If Landlord is unable to deliver to Tenant possession of the Premises, as herein provided, by reason of any cause beyond the reasonable control of Landlord, including, without limitation, the holding over of a prior tenant, Landlord shall have no liability to Tenant therefor, and during the period that Landlord is unable to deliver possession, all rights and remedies of both parties hereunder shall be suspended. However, if Landlord can deliver possession of Suite 200, Tenant shall accept occupancy of such portion and the Fixed Minimum Rent shall be pro rated accordingly, based on the square footage of the portion being delivered, until the full Premises becomes available. In the event that Landlord is unable to deliver to Tenant possession of the Premises within 120 days after the date hereof (for reasons not within Tenant's control), Tenant shall receive a credit against the Fixed Minimum Rent in the amount of one-half day's rent for each day after 120 that delivery of possession is so delayed.

SECTION 1.03 Failure of Tenant to Open and to Operate. Tenant agrees that upon receiving possession of the Premises from Landlord, Tenant shall with due diligence proceed to install such fixtures and equipment and to perform such other work as shall be necessary or appropriate in order to prepare the Premises for the opening of business. If Tenant fails to open the Premises for the conduct of its business or vacates the Premises prior to the expiration of the term hereof, Landlord, in addition to all other remedies hereunder, shall have the option of terminating this Lease by giving Tenant written notice of such termination, whereupon this Lease shall be terminated.

SECTION 1.04 Lease Year. The term "Lease Year" as used in this Lease shall mean the twelve (12) month period beginning with the Commencement Date and ending on the next anniversary of the Commencement Date and each successive twelve (12) month period thereafter during the term of this Lease.

                                   ARTICLE II

                          CONDUCT OF BUSINESS BY TENANT

SECTION 2.01      Use of Premises.

                  (a) Tenant shall use and occupy the Premises solely for the conduct of the business set forth in the Lease Summary. Tenant shall not use or permit or suffer the use of the Premises for any other business or purpose.

                  (b) Tenant shall not use the Premises for the generation, manufacture, refining, transportation, treatment, storage or disposal of any hazardous substance or waste or for any purpose which poses a substantial risk of damage to the environment and shall not engage in any activity which would subject Tenant to the provisions of the Federal Comprehensive Environmental Response, Liability and Cleanup Act (42 U.S.C. Section 9601 et seq.), the Federal Water Pollution Control Act (33 U.S.C.A. Section 1151 et seq.), the Clean Water Act of 1977 (33 U.S.C.A. Section 1251 et seq.), the Pennsylvania Hazardous Sites Clean-up Act (35 P.S. Sec. 6020.101 et seq.), and the Pennsylvania Solid Waste Management Act (35 P.S. Sec. 6018 et seq.), or any other federal, state or local environmental law, regulation or ordinance (collectively, "Environmental Laws"), provided that Tenant may: (i) in accordance with all applicable law, temporarily accumulate for up to 90 days those hazardous materials and wastes used or generated on the Premises by Tenant and which are necessary and incidental to the use and operation of the Premises as permitted under this Lease; (ii) in accordance with applicable law, process special handling waste that is generated in the Premises, and (iii) in accordance with all applicable law, handle, store and process materials or products generated or manufactured in the development and manufacture of vaccines in the ordinary course of Tenant's business. Upon written request, Tenant shall deliver to Landlord and any mortgagee of Landlord a certificate expressly stipulating whether Tenant is engaged in or has been engaged in the treatment of any hazardous substance or waste in or affecting the Premises, and whether Tenant has caused a spill, contamination, discharge, leakage, release or escape (collectively, "Spill") of any such substance or waste in or affecting the Premises, and whether, to the best of Tenant's knowledge, such a Spill has otherwise occurred at or affecting the Premises.

                  (c) Tenant shall be responsible for the immediate cleanup and removal, to the extent required under EPA and PADEP standards and the standards of any other Federal or state or local agency having jurisdiction, and to the extent required to return the Premises to its previous condition, of any and all spills, discharges, emissions, disposals or other releases of hazardous materials or wastes occurring after to the Commencement Date and not expressly permitted or allowed in accordance with applicable law (hereinafter, collectively referred to as "Unpermitted Releases"), and Tenant shall be responsible for all costs, expenses, liabilities and damages associated therewith.

                  (d) Upon request, Tenant shall provide to Landlord copies of
(i) all applications or other documents submitted to any governmental agency by Tenant with respect to all Environmental Laws, (ii) any notification or correspondence submitted to any person pursuant to Environmental Laws, (iii) any permit, license, approval, identification number, or amendment or modification thereto, granted pursuant to Environmental Laws; and (iv) any record or manifest required to be maintained pursuant to Environmental Laws.

                  (e) Upon receipt, Tenant or its agent shall submit to Landlord copies of any and all documents pertaining to non-compliance with Environmental Laws, such as notices of violation, summons, orders, complaints, penalty assessments, judgments, injunctions and warnings.

                  (f) Upon request by Landlord or any mortgagee, Tenant shall deliver to the requesting party such affidavits, reports or responses to questions and certifications of compliance or non-applicability from the appropriate governmental authorities as have been delivered by Tenant to such authorities or received by Tenant from such authorities. Tenant shall provide access to the Premises, upon request of Landlord or any mortgagee, for inspections and/or testing for compliance with the requirements set forth in this Section.

                  (g) The authorization of the use of the Premises for the business purpose set forth herein shall not constitute a representation by Landlord that such use of the Premises is now or shall continue to be permitted or lawful under applicable laws or regulations.

SECTION 2.02 Licenses, Permits and Certificates of Occupancy. Tenant, at Tenant's sole expense, shall obtain and maintain at all times during the term of this Lease all licenses, permits and certificates of occupancy which may be required by any governmental agency or authority.

SECTION 2.03 Rules and Regulations. Tenant shall comply with the rules and regulations set forth in Exhibit C, attached hereto and made a part hereof, and such additional reasonable non-discriminatory rules and regulations as shall hereafter be promulgated by Landlord.


                                   ARTICLE III

                      FIXED MINIMUM RENT; SECURITY DEPOSIT

SECTION 3.01 Fixed Minimum Rent. Tenant shall pay to Landlord the Fixed Minimum Rent set forth in the Lease Summary, payable in advance in equal monthly installments without any prior demand therefor and without deduction or set off whatsoever, on the first day of each calendar month during the term hereof, commencing as set forth in the Lease Summary. In the event that the Commencement Date shall be a day other than the first day of a month, Tenant shall pay the Fixed Minimum Rent in advance for the fractional month on a per diem basis calculated on the basis of a thirty (30) day month. Tenant shall pay to Landlord the Fixed Minimum Rent for the sixth full calendar month of the term hereof upon Tenant's execution of this Lease.

SECTION 3.02 Time and Place of Payment; Late Charges. Tenant shall promptly pay all rent and other charges and render all statements herein prescribed at the management office of

Landlord located in the Building or at such other office as Landlord shall notify Tenant. All sums of money required to be paid by Tenant under this Lease, whether or not the same are designated "additional rent", shall for all purposes hereunder be deemed and shall be paid by Tenant as rent. In the event that Tenant shall fail to pay any installment of Fixed Minimum Rent or any other money or charges required to be paid by Tenant within ten (10) days after the date the same is due and payable, then Landlord shall have, in addition to all other remedies to which Landlord may otherwise be entitled, the right to receive from Tenant, in addition to such amount due and owing, (i) a late charge equal to five percent (5%) of the overdue amount, and (ii) interest at the rate of 18% per annum, beginning ten (10) days after the date any such payment is due, as and for a late charge to defray Landlord's costs and expenses in collecting such delinquent rental. Such late charge and interest shall be due and payable as set forth above without regard to any notice requirements set forth in Section 20.01 hereof.

SECTION 3.03 Security Deposit. The security deposit shall be held as collateral security for the payment by Tenant of all rents and other charges under this Lease, and for the faithful performance of all other covenants and agreements of Tenant hereunder; the cash portion of the security deposit, with interest at five percent (5%) per annum, shall be repaid to Tenant, and the letter of credit will be returned to Tenant, within thirty (30) days after the termination of this Lease or any renewal or extension thereof, provided Tenant shall have made all such payments and performed all such covenants and agreements. Upon any Event of Default by Tenant hereunder, all or part of the deposit (including, without limitation, the proceeds of the letter of credit) may, at Landlord's option, be applied on account of such default, and thereafter Tenant shall restore the resulting deficiency in the deposit upon Landlord's demand. Landlord may deliver the deposit to any purchaser of Landlord's interest in the Premises and, thereupon, Landlord shall be discharged from any further liability with respect to the deposit, and Tenant shall look solely to such purchaser for the return of the deposit. Landlord may also draw down the proceeds of the letter of credit if Landlord fails to receive a substitute letter of credit at least thirty (30) days before the expiration or termination of the letter of credit.

                                  . ARTICLE IV

                   CONDITION OF PREMISES; CHANGES TO BUILDING

SECTION 4.01 Construction by Landlord. Landlord, at Landlord's sole expense, shall perform the work required to be performed by Landlord in Exhibit D, attached hereto and made a part hereof ("Landlord's Work"). Landlord shall complete Landlord's Work within sixty (60) days after receipt of any required permits, which permits shall be based on drawings prepared by Tenant at Tenant's expense, and shall deliver possession of the Premises to Tenant in broom clean condition. Landlord shall have the exclusive right to determine the architectural design and the structural, mechanical and other details and specifications of Landlord's Work, including, but not limited to, the type of materials and the manufacturer and supplier thereof. Landlord's Work shall consist solely of the installation (but not the connection) of rooftop air conditioning units, with a capacity equal to one ton per 300 feet of floor area in the portion of the Premises designated as Suite 200 ("Rooftop Units"), sufficient to supply normal office air conditioning to the Premises and in locations appropriate for Tenant's design of the Premises. Landlord agrees that at the time Landlord completes Landlord's Work, the sprinkler system in the Premises and the mechanical systems in Suite 204 will be in good working order. Tenant shall have thirty (30) days after occupancy to report any deficiencies in Landlord's Work to Landlord, and Landlord shall have thirty (30) days thereafter to repair or complete such items.

SECTION 4.02      Tenant's Improvements.

                  (a) Landlord shall also contribute an amount (the "Allowance") not to exceed Twenty-Five Dollars ($25.00) per rentable square foot (including the gross-up factor) in Suite 200 and not to exceed Ten Dollars ($10.00) per rentable square foot (including the gross-up factor) in the remainder of the Premises, plus the sum of $51,696 ("Additional Allowance") (representing the equivalent of five (5) months' Fixed Minimum Rent), all of which funds may be drawn upon by Tenant for improvements to the Premises (but not furniture, furnishings or equipment) at any time or from time to time during the first Lease Year, provided that the Allowance will be drawn first. If the Additional Allowance is not fully drawn within five (5) months after the date hereof, the remaining Additional Allowance will be disbursed by Landlord to Tenant on the fifth (5th) business day of the sixth (6th) month, without any right of setoff. Landlord hereby acknowledges that costs associated with the construction of Tenant's clean room (but not costs for furniture, furnishings or equipment) shall be eligible for reimbursement from the Allowance. Any portion of the Allowance unused after the first Lease Year shall no longer be available. Tenant may make draws against the Allowance once each month for work in place, and each draw shall be accompanied by invoices from Tenant's contractors in an amount equal to at least the amount requested in such draw, and shall specify in which Suite the work was done. All draws shall be subject to receipt by Landlord of lien waivers, releases of liens and other similar requirements imposed by Landlord's lender.

                  (b) Upon receipt of Landlord's prior written approval of Tenant's plans and specifications, such approval not to be unreasonably withheld, and receipt of necessary permits, Tenant shall commence and thereafter promptly complete all the work required to prepare the Premises for the operation of Tenant's business ("Tenant's Work"). All costs of the Tenant's Work in excess of the Allowance shall be Tenant's sole responsibility.

SECTION 4.03 Roof, Walls, Changes and Additions to Building. Landlord reserves the exclusive right at any time and from time to time to use all or any part of the roof, exterior walls and air space above the finished ceiling of the Premises to install or affix equipment, signs, antennae or other objects or structures, to erect scaffolds, protective barriers or other aids to construction and for other purposes, provided Landlord does not unreasonably interfere with Tenant's operations; and to enter the Premises to shore the foundations and walls thereof and to install, maintain and repair pipes, ducts, conduits and wires in and adjacent to the Premises and serving other parts of the Building, provided Landlord does not unreasonably interfere with Tenant's operations. Landlord reserves the right at any time and from time to time to make alterations or additions to, and to build additional stories on the Building, and to build adjoining the same, and to construct other buildings and improvements in the Building, provided Landlord does not unreasonably interfere with Tenant's operations. Landlord reserves the right to reduce, enlarge and change the area, level, location and arrangement of the Common Areas, as herein defined, and the Building, provided Landlord does not unreasonably interfere with Tenant's operations or prevent Tenant from operating its business.

SECTION 4.04 Condition of Premises. Tenant acknowledges that Tenant has inspected the Premises, is fully familiar with the physical condition thereof and has agreed to lease the Premises as a result of such inspection and not in reliance upon any representation made by Landlord or any of its officers, employees, salespeople or agents. Except for such work as Landlord is required to perform pursuant to Exhibit D, Tenant shall lease the Premises in "as is" condition as of the date hereof.

                                    ARTICLE V

                          COMMON AREAS; OPERATING COSTS

SECTION 5.01 Control of Common Areas. All areas, facilities, signs and equipment to the extent made available by Landlord for the common and joint use and benefit of Landlord, Tenant and other tenants and occupants of the Building, and their respective employees, agents, subtenants, concessionaires, licensees, customers and other invitees, are collectively referred to as "Common Areas". If and to the extent made available by Landlord, Common Areas shall include, but not be limited to, parking areas, streets, sidewalks, canopies, roadways, loading platforms, washrooms, shelters, ramps, landscaped areas and other facilities. All Common Areas shall be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to restrict parking by tenants and their employees to employee parking areas; to construct, maintain and operate lighting facilities therefor; to police the same; to enforce parking charges; to close all or any portion of the Common Areas to such extent as may, in the opinion of Landlord's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close temporarily all or any portion of the Common Areas and do or perform such other acts in and to Common Areas as Landlord shall determine to be advisable; and to make all rules and regulations pertaining to and necessary for the proper operation and maintenance of the Common Areas. Landlord shall operate and maintain such Common Areas in such manner as Landlord, in its sole discretion, shall determine from time to time. Subject to Section 4.03 and this Section 5.01, Tenant is hereby given the license in common with all others to whom Landlord has or may hereafter grant rights to use the Common Areas as they may from time to time exist. Landlord may discontinue all facilities furnished and services rendered by Landlord to the extent such facilities and services are not expressly covenanted for herein and are not reasonably required for Tenant's use of the Premises.

SECTION 5.02 Operating Costs. Subject to reimbursement as herein set forth, Landlord shall operate and maintain or cause to be operated and maintained the Common Areas and the Building. For each Accounting Period (as defined in Section 5.06) during the term of this Lease, Tenant shall pay to Landlord, as Tenant's Pro Rata Share of Operating Costs (as defined below), the amount obtained by multiplying (a) the total of all Operating Costs for such Accounting Period, to the extent such Operating Costs exceed the Operating Costs for the Operating Costs Base Year, by (b) Tenant's Pro Rata Share. "Operating Costs" are defined as all actual costs incurred by Landlord in operating, managing, equipping, lighting, repairing, replacing and maintaining the Building, including, without limitation, gardening, landscaping, sanitary control, cleaning, lighting, preventive maintenance, snow, ice, rubbish, debris, garbage and waste collection, removal and disposal, resurfacing, painting, fire protection, insurance (including, but not limited to liability insurance, fire insurance with extended coverage, workmen's compensation insurance, plate glass insurance, boiler and machinery vandalism and malicious mischief insurance, rent insurance and fidelity bonds), maintenance of signs and awnings, repairs, security and policing, traffic control, rental and depreciation of machinery, equipment and other assets used in the operation and maintenance of the Building, parking charges imposed by any governmental authority, interest expense in connection therewith, building supplies, repairs and replacements to the roof, the structure and the electrical, plumbing, heating, air conditioning and mechanical systems of the Building, utilities not separately charged to individual tenants, loudspeakers, public address and musical broadcasting systems, the cost of personnel to implement such services and maintain the Building (including, without limitation, the salaries of the management staff and all other personnel employed to operate the Building and to carry out the maintenance and promotion of the Building and all contributions toward fringe benefits, unemployment insurance, pension plan contributions and similar contributions therefor), plus fifteen percent (15%) of all of the foregoing costs to cover administrative and overhead costs. Operating Costs shall not include depreciation other than as specifically referred to above, replacements of capital items or capital improvements or the items listed on Schedule 5.02. Tenant shall have the right to have Landlord's Operating Costs audited at Tenant's expense as set forth below, provided that an audit shall not delay or postpone payment of Tenant's Pro Rata Share of Operating Costs or any deficiency as set fort in Section 5.05. In the event of any dispute as to the floor area in the Building or any portion thereof, the determination of Landlord shall be binding upon the parties absent manifest error. Tenant will have the right to audit books and records detailing Operating Costs and Taxes. If Tenant desires to audit Landlord's books and records with respect to a calendar year, Tenant shall notify Landlord within ninety (90) days after Tenant's receipt of a statement of Operating Costs with respect to such calendar year. Tenant will then have sixty (60) days after the giving of such notice within which to conduct such audit, and, if required, to notify Landlord of Tenant's complaint. If any such audit should disclose that Tenant's Pro Rata Share of Operating Costs or of Taxes have been overstated by more than five percent (5%), then Landlord will immediately pay Tenant the full amount of overpayment by Tenant together with interest on such overpayment the rate of ten percent (10%) per year. In addition, if any such audit should disclose that Tenant's Pro Rata Share of Operating Costs and Taxes have been overstated by more than ten percent (10%), then Landlord will immediately pay Tenant's reasonable out of pocket expenses, including, without limitation, all accounting fees, incurred by Tenant in such audit.

SECTION 5.03 Payments on Account of Operating Costs. On the first day of each calendar month after receipt of notice from Landlord that Taxes have increased above the Base Tax Year or projected Operating Costs have increased above the Operating Costs Base Year, Tenant shall pay to Landlord, in advance, without demand and without any set off or deduction, as a payment on account of Tenant's Pro Rata Share of Operating Costs, the amount equal to one twelfth (1/12) of the annual amount estimated by Landlord from time to time to be Tenant's Pro Rata Share of Operating Costs. If the Commencement Date shall not be the first day of a calendar month, Tenant's payment of its share of Operating Costs for the fractional month between the Commencement Date and the first day of the first full calendar month in the term shall be prorated on a per diem basis (calculated on a thirty (30) day month) and shall be paid together with the first payment of fixed minimum rent. Landlord may at any time and from time to time adjust the monthly payments on account on the basis of Landlord's revised estimate of Operating Costs, and Tenant shall pay such adjusted amount upon notice from Landlord.

SECTION 5.04 Landlord's Statement of Operating Costs. Following the end of each Accounting Period, Landlord shall furnish to Tenant a written statement covering the Accounting Period just expired showing the total Operating Costs for such Accounting Period (with reasonable back-up), the amount of Tenant's Pro Rata Share thereof and payments made by Tenant with respect thereto.

SECTION 5.05 Payment of Balance of Operating Costs. If Tenant's Pro Rata Share of Operating Costs exceeds Tenant's payments with respect to any Accounting Period, Tenant shall pay to Landlord the deficiency within thirty (30) days after the date of the furnishing of the statement from Landlord; if Tenant's payments exceed Tenant's Pro Rata Share of the Operating Costs, Landlord shall apply such excess to future payments on account of Operating Costs; provided, if such overpayment is for the last Accounting Period, Landlord shall not be obligated to refund to Tenant the amount of such overpayment until Tenant has fully performed all of its obligations under this Lease. In the event Tenant is indebted to Landlord for any reason whatsoever, Landlord may deduct such amount owed from such overpayment.

SECTION 5.06 Accounting Period; Prorations of Operating Expenses. The words "Accounting Period" mean the period consisting of twelve (12) consecutive calendar months, commencing on a date determined by Landlord from time to time (the initial Accounting Period shall run from October 1 to September 30) and each succeeding twelve (12) calendar month period thereafter commencing in the term of this Lease. If the term of this Lease commences other than on the first day of an Accounting Period or terminates (other than by reason of Tenant's default) prior to the last day of any Accounting Period, Tenant's obligations for Tenant's share of Operating Costs for such Accounting Period shall be prorated on a per diem basis (calculated on a 360 day year).

                                   ARTICLE VI

                                      TAXES

SECTION 6.01 Definition of Taxes. The word "Taxes" shall include all taxes (excluding taxes for any period prior to the date hereof) attributable to land or improvements now or hereafter made to the Building, all real estate taxes, assessments, water and sewer fees, rents or charges not based on usage, and other governmental impositions and charges of any kind whatsoever, nonrecurring as well as recurring, special or extraordinary as well as ordinary, foreseen and unforeseen. The word "Taxes" shall not include any charge, such as a water meter charge and sewer rent based thereon, which is measured by the consumption by the actual user of the item or service for which the charge is made.

SECTION 6.02 Payments on Account of Tax Rent. For each Lease Year, Tenant shall pay to Landlord the amount (hereinafter called "Tax Rent") obtained by multiplying the total of all Taxes payable during such Lease Year, to the extent such Taxes exceed the Taxes for the Base Tax Year, by Tenant's Pro Rata Share. On account of Tax Rent, Tenant shall pay monthly, in advance, together with each monthly installment of fixed minimum rent, without demand, set off or counterclaim, an amount equal to one twelfth (1/12) of the annual amount estimated by Landlord from time to time to be Tenant's Pro Rata Share of all Taxes. Such amount may be adjusted by Landlord at any time and from time to time during the term hereof on the basis of Landlord's revised estimate of Taxes, and Tenant shall pay such adjusted amount upon notice from Landlord. If Tenant's total payments on account of Tax Rent for any Lease Year exceed the actual amount payable by Tenant as Tax Rent for such Lease Year, Landlord shall retain such excess on account of future Tax Rent. In the event Tenant is indebted to Landlord for any reason whatsoever, Landlord may deduct such amount owed from such overpayment. At the termination of the Lease, Landlord may retain any overpayment until Tenant has performed all of its obligations under the Lease.

SECTION 6.03 Payment of Balance of Tax Rent. Landlord shall have the right to bill Tenant for Tax Rent at any time after each receipt by Landlord of a bill for taxes ("Tax Bill"). Tenant shall pay the balance of its Tax Rent within twenty (20) days after receipt from Landlord of a written statement setting forth the taxes for which Landlord has received a Tax Bill, Tenant's share of taxes, and Tenant's payments theretofore made on account of such Tax Rent.

SECTION 6.04 Taxes on Leasehold. Tenant shall pay prior to delinquency all taxes assessed against any leasehold interest or personal property owned by Tenant or placed in or about the Premises by Tenant. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TENANT SHALL PAY ITS USE AND OCCUPANCY TAX TO LANDLORD, AS REQUIRED BY LAW, AND LANDLORD SHALL REMIT ANY AMOUNTS SO PAID TO THE APPROPRIATE GOVERNMENTAL AUTHORITY.

                                   ARTICLE VII

                                    UTILITIES

SECTION 7.01 Utilities. Commencing on the Commencement Date, Tenant shall pay all charges for electricity (including air conditioning), gas, heat, water, sewer and all other utilities used or consumed in or upon the Premises and separately metered to Tenant, as and when the charges therefor shall become due and payable. Tenant acknowledges that Landlord intends to furnish electricity to the Building and the Premises, and Tenant agrees to pay Landlord promptly upon billing Tenant's electricity usage based on the local utility company's general service rate and upon Tenant's usage as determined by a separate demand register KW/KWH to be installed by Landlord at Landlord's expense. Landlord shall be entitled to terminate electric service in the event that Tenant fails to pay any electric bill for a period of forty-five (45) days. In the event any utility is furnished by the local utility company, and the Building is billed as a single entity therefor, Landlord shall have the right to determine Tenant's share of such charges and bill Tenant therefor, which bill Tenant shall pay promptly upon receipt. Landlord shall not be liable to Tenant for damages or otherwise for any interruption, curtailment or suspension of any or all utility services in the event of a default by Tenant under this Lease, or due to repairs, action of public authority, strikes, acts of God or public enemy, or any other cause, whether similar or dissimilar to the foregoing.

SECTION 7.02 Application for Utilities. If Landlord shall elect not to supply or shall elect to discontinue supplying Tenant with any utilities, Tenant, at Tenant's sole expense, shall promptly make all appropriate arrangements with the local utility companies for the hookup and supply of such utilities to the Premises, including, without limitation, any metering expense and installation costs. Landlord shall supply water to the Premises and Tenant shall pay for its usage on a monthly basis based on a separate meter.


                                  ARTICLE VIII

                             REPAIRS AND ALTERATIONS

SECTION 8.01 Landlord's Repairs. Subject to reimbursement as set forth in
Article V, Landlord shall keep the roof and the exterior walls of the Premises in proper repair; provided, however, if Landlord is required to make such repairs by reason of Tenant's negligence or breach of this Lease, Landlord may collect the cost of such repairs from Tenant upon demand. If, without Landlord's consent, Tenant performs any alterations or improvements which affect the roof or exterior walls, such action by Tenant shall release Landlord from its repair obligation and Tenant shall thereafter be responsible for the maintenance of the roof and exterior walls so affected, provided, however, nothing herein contained shall be construed to grant Tenant the right to perform any alterations or improvements which affect the roof or exterior walls. Except as herein provided, Landlord shall have no obligation to repair or maintain the Premises, including, without limitation, any plumbing, heating, electrical, air conditioning or other mechanical installation therein.

SECTION 8.02 Tenant's Repairs. Tenant, at Tenant's sole expense, shall maintain, repair and replace all portions of the Premises not required to be maintained by Landlord pursuant to Section 8.01 hereof in the same condition as on the Commencement Date, normal wear and tear excepted, including, without limitation, all partitions, fixtures, signs, doors, glass, equipment and all electrical, plumbing, heating, air conditioning and other mechanical installations therein, in good order and repair, using materials and labor of kind and quality equal to the original work. Tenant shall repair promptly at Tenant's sole expense any damage to the Premises caused by any construction or alterations performed by Tenant, or by the delivery, installation or removal of Tenant's property, or by Tenant's negligence.

SECTION 8.03 Tenant's Right to Make Alterations. Tenant shall not make any alterations, improvements or additions to the Premises without the prior written consent of Landlord, which Landlord will not unreasonably withhold. Tenant shall supply Landlord with plans and specifications for all such alterations, improvements and additions prior to requesting such consent. All alterations, improvements and additions made by Tenant shall remain upon the

Premises at the expiration or earlier termination of this Lease and shall become the property of Landlord unless Landlord shall, prior to the commencement of work on such alterations, improvements or additions, have given written notice to Tenant to remove same, in which event Tenant shall remove such alterations, improvements and additions and restore the Premises to the same good order and condition in which it was on the date of this Lease except for any Landlord's Work. Should Tenant fail so to do, Landlord may do so, and Tenant shall reimburse Landlord for Landlord's expenses, on demand. All of such alterations, improvements or additions shall be made solely at Tenant's expense; and Tenant agrees to indemnify and save harmless Landlord (a) on account of any injury to third persons or property by reason of any such changes, additions or alterations and (b) from the payment of any claim on account of bills for labor or materials furnished or claimed to have been furnished in connection therewith. Tenant agrees to procure all necessary permits before undertaking such work and to do all such work in a good and workmanlike manner, employing materials of first quality and complying with all applicable governmental requirements.


                                   ARTICLE IX

                                MECHANICS' LIENS

SECTION 9.01 Tenant Shall Discharge All Liens. Tenant shall promptly pay all contractors and materialmen retained by Tenant so as to minimize the possibility of a mechanic's or materialman's lien attaching to the Premises or the Building. Should any such lien be made or filed, Tenant shall bond against or discharge the same within ten (10) days after written request by Landlord and, in the event that Tenant shall fail to do so, Landlord, in addition to its other remedies, may discharge the lien by payment of the amount secured thereby, or otherwise as provided by law, and any amount so paid by Landlord, together with any attorney's fees or other costs relating to the discharge of such lien, shall be immediately payable by Tenant to Landlord. Prior to the commencement of any work or the delivery of any material to the Premises by any contractor, subcontractor or materialman ("Contractor"), Tenant shall deliver to Landlord a recordable waiver of liens from each such Contractor in form and content reasonably acceptable to Landlord. Prior to opening the Premises for business with the public, Tenant shall deliver to Landlord a release of liens from each such Contractor in form and content reasonably acceptable to Landlord.


                                    ARTICLE X

                                      SIGNS

SECTION 10.01 Landlord's Approval. Tenant shall not erect or maintain any sign, awning, canopy, advertisement, notice, lettering or decoration ("Sign") on any part of the outside of the Premises or of the Building, or inside the Premises if visible from the outside, without first submitting to Landlord a plan or sketch of the proposed Sign and without first obtaining Landlord's written approval thereof, such approval not to be granted unless, inter alia, the proposed Sign conforms with the general regulations regarding Signs which may be promulgated from time to time by Landlord for the Building as to size, style, location and design. Tenant may erect interior signs, including, without limitation, signs on the doors to the Premises. Landlord will, at Landlord's expense, add Tenant's name to the Building directory in the office lobby; any additional signs or changes in the directory shall be at Tenant's expense.

SECTION 10.02 Permits. Tenant, at Tenant's sole expense, shall obtain all permits required in connection with such Signs, and shall comply with all laws, orders, rules and regulations of governmental authorities relative to the erection, maintenance and repair of such Signs.


                                   ARTICLE XI

                    INSPECTION OF PREMISES AND ACCESS THERETO

SECTION 11.01 Inspection of Premises; Repairs. Landlord reserves the right at all reasonable times, after one day's notice, by itself or its duly authorized agents, to go upon and inspect the Premises and, at Landlord's option, to make repairs, alterations and additions to the Premises or the Building, provided, however, that nothing herein contained shall be deemed or construed as an obligation of Landlord to undertake or effect any such repairs, alterations or additions other than as herein specifically set forth, and any performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same.

SECTION 11.02 Displaying "For Sale" and "For Rent" Signs. Landlord reserves the right to display a "For Sale" sign at any time, and, after notice from either party of intention to terminate this Lease, or at any time within six (6) months prior to the expiration of this Lease, a "For Rent" sign, or both "For Rent" and "For Sale" signs, and all of said signs shall be placed upon said part of the Premises as Landlord shall require, except on door or doors leading into the Premises. Prospective purchasers or tenants authorized by Landlord may inspect the Premises at reasonable hours at any time during business hours upon reasonable prior notice, Landlord acknowledging that access to the Premises may be restricted due to the nature of Tenant's operations.


                                   ARTICLE XII

                                 INDEMNIFICATION

SECTION 12.01 Indemnification. Tenant shall indemnify and save harmless Landlord from suits, actions, damages, liabilities and expenses (including court costs and reasonable attorney's fees) arising out of any occurrence in or at the Premises or the occupancy or use by Tenant of the Premises, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, invitees, licensees or concessionaires.

SECTION 12.02 Occupancy at Tenant's Risk. Tenant shall store its property in, and shall occupy, the Premises and all other portions of the Building at its own risk, and hereby releases Landlord from all claims of every kind relating to loss of life, personal or bodily injury or property damage. Landlord shall not be responsible or liable at any time for any loss or damage to Tenant's merchandise, equipment, fixtures or other personal property of Tenant or to Tenant's business. Landlord shall not be responsible or liable to Tenant or to those claiming by, through or under Tenant for any loss or damage that may be occasioned by the acts or omissions of persons occupying adjacent, connecting or adjoining premises. Landlord shall not be responsible or liable for any defect, latent or otherwise, in the Premises or in the Building or in any of the equipment, machinery, utilities, appliances or apparatus therein.

SECTION 12.03 Release of Liability. Landlord shall not be liable for, and Tenant waives all claims for, loss or damage to Tenant's business or damage to person or property sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises, or any other part of the Building, including, but not limited to, claims for damage resulting from:
(i) any equipment or appurtenances being out of repair; (ii) any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring or the installation thereof, gas, water and steam pipes, stairs, porches, railings or walks; (iii) fire, explosion, collapse or broken glass; (iv) the backing up of any sewer pipe or downspout; (v) the bursting, leaking or running of any tank, tub, washstand, water closet, waste pipe, drain or any other pipe or tank in, upon or about the Premises or the Building; (vi) the escape of steam or hot water; (vii) water, snow, or ice being upon or coming through the roof, skylight, trap door, stairs, doorways, show windows, walks or any other place upon or near the Premises or the Building or otherwise; (viii) the falling of any fixture, plaster, tile or stucco; and (ix) any act, omission or negligence of other tenants, licensees or of any other persons or occupants of the Building, or of owners of adjacent or contiguous property, or the public, unless such damage arises from Landlord's negligence or willful misconduct or Landlord's breach of this Lease.

SECTION 12.04 Litigation Involving Landlord. In the event that Landlord shall be made a party to any litigation commenced against Tenant by a third party not arising from Landlord's negligence or misconduct, Tenant shall indemnify and hold harmless Landlord from and against any liability arising therefrom, and shall pay all costs, expenses and reasonable attorneys' fees.


                                  ARTICLE XIII

                                    INSURANCE

SECTION 13.01 Required Coverages. Tenant, at Tenant's sole expense, shall obtain and maintain in full force and effect during the term of this Lease, the following policies of insurance:

                        (a) Fire and extended coverage insurance covering all of Tenant's stock in trade, fixtures, furniture, furnishings, and all other improvements and decorations placed by Tenant in or upon the Premises, to the extent of 100% of their full insurable value and replacement cost without deduction for depreciation;

                        (b) Comprehensive general public liability insurance on an occurrence basis with minimum limits of liability in an amount of not less than $1,000,000.00 for bodily, personal injury or death to any one person, not less than $1,000,000.00 for bodily, personal injury or death to more than one person and not less than $500,000.00 with respect to damage to property including water damage and sprinkler leakage legal liability;

                        (c) Plate glass insurance covering all plate glass in the Premises.

SECTION 13.02 Designated Insureds; Endorsements; Evidence of Insurance. All insurance policies to be obtained by Tenant hereunder shall be in the names of both Landlord and Tenant, as their respective interests may appear, together with such other party or parties as may be designated by Landlord, including, without limitation, Landlord's mortgagees, as their interests may appear. All such policies of insurance shall be issued by financially responsible companies licensed to do business in Pennsylvania, and shall contain endorsements providing as follows: (a) that any such insurance shall not be subject to cancellation, termination or change except after ten (10) days' prior written notice by registered or certified mail to Landlord and such party or parties as may be designated by Landlord (collectively "Landlord's Group") by the insurance company; and (b) that Landlord's Group shall not be liable for any damage by fire or other casualty covered by such insurance, it being understood that Tenant shall look solely to its insurer or insurers for reimbursement. Tenant waives its right to recover damages against Landlord's Group for any reason whatsoever to the extent the damage or destruction is covered by such insurance. Any insurance policy procured by Tenant which does not name all the members of Landlord's Group as additional insureds shall contain an express waiver of any right of subrogation by the insurance company against Landlord's Group. All public liability and property damage policies shall contain an endorsement that the members of Landlord's Group, although named as insureds, shall nevertheless be entitled to recover under said policies for any loss or damage occasioned to them, their servants, agents and employees by reason of the negligence of Tenant. All policies of fire and/or extended coverage or other insurance covering the Premises or its contents shall contain a clause or endorsement providing in substance that the insurance shall not be prejudiced if the insureds have waived right of recovery from any person or persons prior to the date and time of loss or damage, if any. All policies shall contain a provision substantially as follows: "The insurance afforded by this policy for more than one named insured shall not operate to increase the limits of the company's liability, but otherwise, shall not operate to limit or void the coverage of any one named insured as respects claims against the same insured by any other named insured or the employees of such other named insured". The original policy or policies, or duly executed certificates for the same, together with satisfactory evidence of payment of the premium thereof shall be delivered to Landlord's Group upon the execution of this Lease, and upon renewals of such policies, not less than fifteen (15) days prior to the expiration of the term of any such coverage.

SECTION 13.03 No Injurious Acts. Tenant shall not do or keep anything in or about the Premises which will violate the provisions of Landlord's insurance policies, or which will adversely affect Landlord's fire or liability insurance premium rating or which will prevent Landlord from procuring and maintaining such policies with insurance companies acceptable to Landlord. If anything is done, omitted to be done or kept by Tenant in or about the Premises which causes the rate of any insurance on the Premises or other property of Landlord in companies acceptable to Landlord to be increased, Tenant will pay the amount of such increase promptly upon Landlord's demand (provided that any other tenant of the Building whose acts or omissions increase the insurance premiums of the Building shall likewise be solely responsible for such increases).

SECTION 13.04 Failure to Maintain Required Coverage. In the event that Tenant shall fail to obtain or maintain in full force and effect the insurance policies and coverages required of it hereunder, Landlord may obtain such insurance or coverage, pay the premiums thereon, and take such other steps as may be necessary to meet the requirements of this Article and upon demand, obtain reimbursement of the costs so expended (including service charges in the amount of 1-1/2% per month upon all such costs paid by Landlord) from Tenant.


                                   ARTICLE XIV

                                 TRADE FIXTURES

SECTION 14.01 Title to Property and Removal. All trade fixtures (including, without limitation, hoods, equipment, tanks and other items to be placed in the "clean room" and designated as trade fixtures by Tenant) installed by Tenant in the Premises shall remain the property of Tenant and shall be removable at the expiration or earlier termination of this Lease, provided Tenant shall not at such time be in default under this Lease; and provided further, that in the event of such removal, Tenant shall repair any damage caused by such removal, and Tenant shall promptly restore the Premises to its original order and condition, normal wear and tear excepted. Any such trade fixture not removed at or prior to such termination shall be and become the property of Landlord. Subject to the foregoing, lighting fixtures and air conditioning equipment, whether or not installed by Tenant, shall not be removable at the expiration or earlier termination of this Lease and shall become the property of Landlord.

SECTION 14.02 Failure to Remove. In the event, at the expiration or earlier termination of this Lease, Tenant fails to remove any trade fixtures installed by Tenant, then Landlord may remove such fixtures and recover all costs incidental to such removal from Tenant, and Landlord may dispose of such fixtures in any manner Landlord deems fit without the necessity of accounting to Tenant for the proceeds of same.

                                   ARTICLE XV

                            ASSIGNMENT AND SUBLETTING

SECTION 15.01 Landlord's Consent. Tenant shall not voluntarily, involuntarily or by operation of law assign, mortgage, pledge or encumber (collectively "Assignment") this Lease, in whole or in part, or sublet the whole or any part of the Premises, or permit the use or occupancy of the whole or any part of the Premises by others, including, without limitation, the operation of all or any part of the Premises by a licensee or concessionaire, without first obtaining in each and every instance the prior written consent of Landlord, which Landlord will not unreasonably withhold. Such consent shall be based on, inter alia, the net worth of the proposed assignee/subtenant, the proposed use and the rent to be paid. Landlord will consent to a sublease or assignment to an affiliate or subsidiary of Tenant so long as the overall lease credit is not impaired. Any consent by Landlord to an Assignment or subletting or use or occupancy by others shall be held to apply only to the specific transaction thereby authorized and shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting or use or occupancy by others. If this Lease or any interest herein be assigned or if the Premises or any part thereof be sublet or used or occupied by anyone other than Tenant with Landlord's prior written consent, Tenant shall pay to Landlord monthly the excess of the consideration received or to be received during such month for such Assignment, sublease, or occupancy (whether or not denoted as rent) over the rent reserved for such month in this Lease applicable to such portion of the Premises so assigned, sublet or occupied, after deduction of Tenant's reasonable expenses. If this Lease or any interest of Tenant herein be assigned or if the whole or any part of the Premises be sublet or used or occupied by others (including, without limitation, an affiliate or subsidiary of Tenant), after having obtained Landlord's prior written consent thereto, Tenant shall nevertheless remain fully liable for the full performance of all obligations under this Lease to be performed by Tenant and Tenant shall not be released therefrom in any manner.

SECTION 15.02 Transfers of Corporate and Partnership Interests. If Tenant is a corporation, the transfer at any time during the term of this Lease of part or all of the corporate shares of Tenant, or of a parent corporation of which Tenant is a direct or indirect subsidiary, which results, either individually or cumulatively, in a change in the effective voting control of Tenant or of such parent corporation shall constitute a prohibited assignment of this Lease; provided however that (i) Landlord shall not unreasonably withhold its consent to such a transfer if the transferee demonstrates to Landlord's satisfaction a net worth greater than the net worth of the transferor on the date of this Lease, and (ii) this provision shall not apply in the event that over fifty percent (50%) of the voting power of the Tenant corporation or of such parent corporation is held by fifty (50) or more unrelated shareholders. If Tenant is a partnership, and if at any time during the term of this Lease any person who at the time of the execution of this Lease owns a general partner's interest ceases to own such general partner's interest, such cessation of ownership shall constitute a prohibited Assignment of this Lease.

                                   ARTICLE XVI

                          SUBORDINATION AND ATTORNMENT

SECTION 16.01 Mortgages. This Lease and the Tenant's interest hereunder shall be subject and subordinate at all times to any and all mortgages, deeds of trust, and other security instruments, including all renewals, extensions, consolidations, assignments and refinancings of the same (collectively "Mortgage") as well as all advances made upon the security thereof, which now or hereafter become liens upon the Landlord's interest in the Premises and/or the Building. Notwithstanding the foregoing, so long as no Event of Default has occurred hereunder, Tenant shall not be disturbed in its quiet enjoyment of the Premises. In case Landlord's interest under the Mortgage shall terminate for any reason and if the holder of any such Mortgage ("Mortgagee") or if the grantee of a deed in lieu of foreclosure, or if the purchaser at any foreclosure sale or at any sale under a power of sale contained in any such Mortgage shall at its sole option so request, Tenant shall attorn to, and recognize such Mortgagee, grantee or purchaser, as the case may be, as Landlord under this Lease for the balance then remaining of the term of this Lease, subject to all terms of this Lease. The aforesaid provisions shall be self-operative and no further instrument or document shall be necessary unless required by any such Mortgagee, grantee or purchaser. Notwithstanding anything to the contrary set forth above, any Mortgagee may at any time subordinate its Mortgage to this Lease, without Tenant's consent, by execution of a written document subordinating such Mortgage to this Lease, and thereupon this Lease shall be deemed prior to such Mortgage.

SECTION 16.02 Execution of Documents. Tenant agrees to execute such documents as may be required by any such Mortgagee, grantee or purchaser for the purpose of confirming such subordination or attornment. In the event Tenant fails to execute such documents within ten (10) days after a written request therefor shall have been forwarded to Tenant by Landlord, then Tenant shall be deemed to have appointed Landlord, and Landlord shall thereupon be regarded as the irrevocable attorney-in-fact of the Tenant, duly authorized to execute and deliver the required documents for and on behalf of Tenant.


                                  ARTICLE XVII

                             SURRENDER AND HOLDOVER

SECTION 17.01 Tenant's Obligation to Surrender Premises. Tenant, upon expiration or earlier termination of this Lease, shall peaceably surrender to Landlord the Premises in broom-clean condition and in good repair as required by the terms of this Lease subject to reasonable wear and tear. Tenant shall surrender all keys for the Premises to Landlord. Tenant shall remove all trade fixtures before surrendering the Premises as aforesaid and shall repair any damage to the Premises caused thereby.

SECTION 17.02 Consensual Holdover. In the event Tenant shall remain in possession of the Premises with Landlord's consent but without having executed a new lease or an extension or renewal of this Lease, then Tenant shall be deemed to be in occupancy and possession of the Premises as a tenant from month to month, subject to all the other terms and conditions of this Lease insofar as the same are applicable to a month-to-month tenancy. In the event that there occurs such a consensual holdover, either party may terminate said occupancy at the end of any one month period following the expiration date of the term of this Lease upon at least thirty (30) days' written notice to the other party.

SECTION 17.03 Tenant's Liability for Failure to Surrender. If Tenant fails to so surrender the Premises upon the expiration or earlier termination of this Lease, Tenant shall pay, for the period Tenant retains possession of the Premises, an amount equal to 150% of the Fixed Minimum Rent and other charges payable immediately prior to the expiration or earlier termination of this Lease, and Tenant shall indemnify and hold harmless Landlord from loss or liability resulting from such failure including, without limitation, any claims made by any succeeding tenant founded on such failure. Nothing contained in this section shall be deemed or construed as conferring upon Tenant a right to remain in possession of the Premises beyond the expiration or termination of this Lease or any extension or renewal hereof.


                                  ARTICLE XVIII

                        DAMAGE OR DESTRUCTION OF PREMISES

SECTION 18.01 Total or Partial Destruction. If the Premises shall be damaged by fire or other casualty covered by Landlord's policies of fire and broad form extended coverage insurance but are not thereby rendered untenantable in whole or in part, Landlord shall at its own expense cause such damage to be repaired, and the rent shall not be abated. If by reason of such occurrence, the Premises shall be rendered untenantable in whole or in part and such damage can, in Landlord's reasonable judgment, be repaired within 180 days, Landlord shall at its own expense cause the damage to be repaired and the Fixed Minimum Rent and other charges due hereunder meanwhile shall be abated proportionately as to the portion of the Premises rendered untenantable until Landlord has restored the Premises. If the Premises shall be damaged or destroyed by a fire or casualty not covered by Landlord's policies of fire and broad form extended coverage insurance and Landlord decides not to repair and restore the Premises, Landlord shall have the right, to be exercised by notice in writing delivered to Tenant within ninety (90) days from and after the occurrence of such damage or destruction, to elect to terminate this Lease. Landlord shall have the right, to be exercised by notice in writing, delivered to Tenant within thirty (30) days after any occurrence which renders the Premises wholly untenantable to terminate this Lease if said destruction of the Premises occurs within the last three (3) years of the original term or the last three (3) years of any renewal term hereof. In any of said events, the termination shall take effect thirty (30) days after the receipt of such notice by Tenant and the rent and other charges shall be payable through such date, subject to proportional abatement. In no event shall Landlord be obligated to expend for any repairs or reconstruction an amount in excess of the insurance proceeds recovered by it and allocable to the damage of the Premises after deduction therefrom of any amounts required to be paid to any Mortgagee. Landlord shall not be liable for delays occasioned by adjustment of losses with insurance carriers or by any other cause so long as Landlord shall proceed in good faith. If Landlord is required to repair or reconstruct the Premises pursuant to the provisions of this section, Landlord's obligation shall be limited to the construction of the Building shell. Tenant, at Tenant's expense, shall submit to Landlord for Landlord's approval plans and specifications for all other work not required to be done by Landlord and, upon approval of such plans and specifications and within fifteen (15) days after Tenant has been notified that Landlord has completed its work on the Premises, Tenant shall reenter the Premises and therein diligently pursue to completion such work at Tenant's expense and thereafter commence doing business all in accordance with the provisions of this Lease within forty-five (45) days after said notice.

SECTION 18.02 Partial Destruction of Building. In the event that more than one third (1/3) of the gross leasable area of the Building shall be damaged or destroyed by fire or other cause, notwithstanding that the Premises may be unaffected by such fire or other cause, Landlord shall have the right, to be exercised by notice in writing delivered to Tenant within sixty (60) days after said occurrence, to terminate this Lease. Upon the giving of such notice, the term of this Lease shall expire fifteen (15) days after such notice is given, the rent and other charges shall be payable through such date, subject to proportional abatement, and Tenant shall vacate the Premises and surrender the same to Landlord.

SECTION 18.03 Notice by Tenant. Tenant shall immediately notify Landlord of any damage by fire or other casualty to the Premises or to the Building.


                                   ARTICLE XIX

                                 EMINENT DOMAIN

SECTION 19.01 Total Condemnation. If the whole of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain, condemnation or expropriation or in the event of a conveyance in lieu thereof, then the term of this Lease shall terminate as of the date on which possession of the Premises is required to be surrendered to the condemning authority, all rent and other charges shall be paid up to that date, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

SECTION 19.02 Partial Condemnation. If any part of the Premises shall be so taken or conveyed, and in the event that such partial taking or conveyance shall render the Premises unsuitable for the business of Tenant in Tenant's , then the term of this Lease shall terminate as of the date on which possession of the Premises is required to be surrendered to the condemning authority, all rent and other charges shall be paid up to that date, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. In the event of a partial taking or conveyance which is not extensive enough to render the Premises unsuitable for the business of Tenant, then Landlord shall promptly restore the Premises to the extent of condemnation proceeds available for such purpose to a condition comparable to their condition at the time of such condemnation less the portion lost in the taking, Tenant shall promptly make all necessary repairs, restoration and alterations of Tenant's fixtures, equipment and furnishings and shall promptly reenter the Premises and commence doing business in accordance with the provisions of this Lease and this Lease shall continue in full force and effect. In such event, the Fixed Minimum Rent shall be reduced in the same proportion that the floor area of the Premises so taken or conveyed bears to the floor area of the Premises immediately prior to such taking or conveyance, such reduction commencing as of the date Tenant is required to surrender possession of such portion. For purposes of determining the amount of funds available for restoration of the Premises from the condemnation award, said amount shall be deemed to be that part of the award which remains after payment of Landlord's reasonable expenses incurred in recovering same and any amounts due to any Mortgagee, and which represents a portion of the total sum so available (excluding any award or other compensation for land) which is equitably allocable to the Premises.

SECTION 19.03 Partial Condemnation of Building. If (a) more than one third (1/3) of the floor area of the Building or more than one third (1/3) of the Common Areas shall be so taken or conveyed, or (b) any part of the parking area in the Building shall be so taken or conveyed and if, as the result of such partial taking or conveyance of the parking area, the size, layout or location of the remaining parking facilities shall violate the requirements of the applicable zoning or similar laws, then Landlord shall have the right to terminate this Lease as of the date on which possession of the property is required to be surrendered to the condemning authority, and all rent and other charges shall be paid up to that date. Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

SECTION 19.04 Landlord's Damages. In the event of any taking or conveyance as herein provided, Tenant shall not be entitled to any part of the award for such taking or conveyance, and Landlord and any Mortgagee shall receive the full amount of such award as their respective interests may appear. Tenant expressly waives any right or claim to any part thereof and assigns to Landlord any such right or claim to which Tenant might become entitled.

SECTION 19.05 Tenant's Damages. Although all damages in the event of any condemnation shall belong to Landlord and any Mortgagee, Tenant shall have the right, to the extent that same shall not diminish Landlord's or such Mortgagee's award, to claim and recover from the condemning authority, but not from Landlord or such Mortgagee, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right for or on account of, and limited solely to, any cost to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment.


                                   ARTICLE XX

                                TENANT'S DEFAULT

SECTION 20.01 Events of Default. Each of the following shall constitute an Event of Default ("Event of Default"):

                  (a) Tenant defaults in the payment of any installment of Fixed Minimum Rent for a period of ten (10) days after such payment is due. Landlord shall give Tenant three days' notice of such default before any exercising any remedy, but shall not be obligated to give such notice more than twice in any 12-month period and thereafter may exercise Landlord's remedies without any notice; or

                  (b) Tenant defaults in the payment of any installment of, or on account of, Tax Rent, Tenant's Pro Rata Share of Operating Costs or any other charge or payment due or payable by Tenant under this Lease on any day upon which the same shall be due and payable and such default continues for ten (10) days after the date on which the same was due and payable; or

                  (c) Tenant defaults in the performance of any obligation, covenant or agreement of Tenant to be performed or observed under this Lease, other than those specifically set forth elsewhere in this Section 20.01, and such default continues and is not cured by Tenant within thirty (30) days after Landlord has given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord to the risk of criminal liability or termination of any superior lease or foreclosure of any Mortgage, if Tenant does not in good faith duly institute within such thirty (30) day period all steps necessary to cure the same and promptly and diligently prosecute to completion such cure within ninety (90) days after said Landlord's notice, provided however that, in the event there are defaults under this Section 20.01(c) on two occasions within any twelve (12) month period, then regardless of whether said defaults shall have been cured within the applicable period set forth above, any further default under this Section 20.01(c) shall be deemed a "Deliberate Event of Default". In the event of a Deliberate Event of Default, Landlord, without giving Tenant any notice or opportunity to cure such default, may exercise all of Landlord's rights under this Lease, at law, in equity or otherwise; or

                  (d) Tenant abandons the Premises, whether the Premises are vacant or not, or Tenant permits the Premises to be vacant; or

                  (e) Tenant removes, attempts to remove or expresses or displays any intention to remove any of the goods or property in the Premises other than in the ordinary and usual course of business; or

                  (f) Any execution or attachment is issued against Tenant or any of Tenant's property and is not discharged or vacated within thirty (30) days after the issuance thereof; or

                  (g) Tenant is in breach of the terms of Article XV of this Lease; or

                  (h) Tenant or any guarantor of Tenant makes an assignment for the benefit of creditors or becomes a party or subject to any liquidation or dissolution action or proceeding, or the institution of any bankruptcy, reorganization, insolvency or other proceeding for the relief of financially distressed debtors with respect to Tenant or said guarantor, or the appointment of a receiver, liquidator, custodian or trustee for Tenant or said guarantor or a substantial part of

Tenant's or said guarantor's assets and, if any of the same shall occur involuntarily, the same is not dismissed or discharged within sixty (60) days; or the entry of an order for relief against Tenant or said guarantor under Title II of the United States Code entitled "Bankruptcy"; or Tenant or said guarantor taking any action to effect, or which indicates Tenant's or said guarantor's acquiescence in, any of the foregoing.


                                   ARTICLE XXI

                   REMEDIES OF LANDLORD UPON TENANT'S DEFAULT

SECTION 21.01 Acceleration of Rent. Upon the occurrence of an Event of Default, the entire rent and all other sums payable hereunder for the balance of the term shall immediately become due and payable as if by the terms of this Lease they were payable in advance, and Landlord may immediately proceed to distrain, collect, confess judgment or bring action for said rent and other sums, as being in arrears, or may file a proof of claim in any bankruptcy or insolvency proceedings for such rent and other sums, or Landlord may institute any other proceedings to enforce payment thereof.

         For the purposes of this Section 21.01, the rent and all other sums payable hereunder for the balance of the term shall be deemed to be the sum of
(a) the aggregate of the Fixed Minimum Rent reserved for the balance of the term of this Lease and (b) the annual average of the Tax Rent, Tenant's Pro Rata Share of Operating Costs, Tenant's utility charges and other charges payable in the Lease Year immediately preceding the Event of Default (collectively "Annual Lease Payments") multiplied by the number of years and fraction of a year then constituting the unexpired term of this Lease (in each case exclusive of unexercised renewal periods).

SECTION 21.02 Right to Reenter. Upon the occurrence of an Event of Default, Landlord may terminate all services (including, without limitation, the furnishing of utilities) and may reenter the Premises, either by summary proceeding or otherwise, and may remove all persons and property from the Premises, and such property may be removed and stored in public warehouse at the cost of and for the account of Tenant. Landlord, without further demand or notice, may proceed to distress and sell the goods there found and to levy the rent and all other charges herein, and Tenant shall pay all costs and officers' commissions, including watchmen's wage, and further including a sum equal to five percent (5%) of the amount of the levy chargeable as commissions to the constable or other person making the levy and, in such cases, all costs, officers' commissions and other charges shall immediately attach and become a part of the claim of Landlord for rent, and any tender of rent without said costs, commissions and charges made after the issue of a warrant of distress shall not be sufficient to satisfy the claim of Landlord.

SECTION 21.03 Right to Relet; Damages for Breach. Should Landlord elect to reenter the Premises as herein provided, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable; Landlord may make such alterations and repairs as Landlord deems necessary in order to relet the Premises; upon each such reletting all rentals received by Landlord from such reletting shall be applied, first, to the payment of any costs and expenses of such reletting, including brokerage fees, attorneys' fees and costs of such alterations and repairs; second, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rents received from such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such reentry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

SECTION 21.04 Right to Terminate; Right to Discontinue Services. Upon the occurrence of an Event of Default, Landlord may give Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the service of such notice of intention, and upon the expiration of said five
(5) day period, this Lease (whether or not the term hereof shall theretofore have commenced), as well as all of the right, title and interest of Tenant hereunder, shall wholly cease and expire and become void (except as to Tenant's liability) in the same manner and with the same force and effect as if the date fixed in such notice were the date herein originally specified for the expiration of the term hereof; and Tenant shall then immediately quit and surrender to Landlord the Premises, and Landlord may enter into and repossess the Premises by summary proceedings, detainer, ejectment or otherwise and remove all occupants thereof and, at Landlord's option, any property thereon, without being liable to indictment, prosecution or damage therefor. Tenant shall not have the right to prevent said termination by payment of any sum due or the performance of any other obligations under this Lease.

SECTION 21.05 Confession of Judgment. THE FOLLOWING PARAGRAPHS SET FORTH WARRANTS OF AUTHORITY FOR AN ATTORNEY TO CONFESS JUDGMENTS AGAINST TENANT. IN GRANTING THESE WARRANTS OF ATTORNEY TO CONFESS JUDGMENTS AGAINST TENANT, TENANT HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, AND, ON THE ADVICE OF THE SEPARATE COUNSEL OF TENANT, UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TENANT HAS OR MAY HAVE WITH RESPECT TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA.

                  21.05.1 Upon the occurrence of an Event of Default, Tenant hereby empowers any Prothonotary or attorney of any court of record to appear for Tenant in any and all actions which may be brought for rent and/or any other sums due hereunder by Tenant, and to confess judgment against Tenant for all or any part of the rent and/or such other sums, including, at Landlord's option, the rent and/or such other sums for the entire unexpired balance of the term of this Lease, and for interest and costs, together with an attorneys' commission of five percent (5%), but without deduction therefrom for the fair rental value of the Premises. Such authority shall not be exhausted by one exercise thereof, but judgment may be confessed as aforesaid from time to time and as often as there is an occurrence of an Event of Default, and such powers may be exercised during the original term, any extension or renewal term, and after the expiration of any such term.

                  21.05.2 Upon (a) the occurrence of an Event of Default, or (b) the termination of this Lease during the original term hereof or any renewal or extension thereof on account of any default by Tenant hereunder, or (c) upon the expiration of the original term of this Lease or any renewal or extension thereof, it shall be lawful for any Prothonotary or attorney of any court of record to appear for Tenant as well as for all persons claiming by, through or under Tenant, to confess judgment in ejectment, without any stay of execution or appeal, against Tenant and all persons claiming by, through or under Tenant for the recovery by Landlord of possession of the Premises, without any liability on the part of the such attorney, for which this Lease or a true and correct copy thereof shall be a sufficient warrant; whereupon, if Landlord so desires, a writ of possession may issue forthwith, without any prior writ or proceedings whatsoever. If for any reason after such action has been commenced, the same shall be determined and the possession of the Premises remain in or be restored to Tenant, Landlord shall have the right upon any subsequent Event(s) of Default, or upon the termination or expiration of this Lease or of Tenant's right of possession as herein set forth, to confess judgment from time to time in the manner and form herein set forth to recover possession of the Premises. No such determination of this Lease, no taking, nor recovering possession of the Premises shall deprive Landlord of any remedies or action against Tenant for rent or for damages due or to become due for Tenant's breach of this Lease, nor shall the bringing of any such action for rent, or breach of covenant or condition nor the resort to any other remedy herein provided for the recovery of rent or damages for such breach be construed as a waiver of the right to insist upon the forfeiture and to obtain possession in the manner herein provided.

                  21.05.3 In any action of ejectment or for rent in arrears, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and, if a true copy of this Lease be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of court, custom or practice to the contrary notwithstanding.

                  21.05.4 The right to enter judgment against Tenant by confession and to enforce all of the other provisions of this Lease herein provided for may, at the option of any assignee of this Lease, be exercised by any assignee of Landlord's right, title and interest in this Lease in said assignee's name, any statute, rule of court, custom or practice to the contrary notwithstanding.

SECTION 21.06 Recovery of Legal Expenses. In the event Landlord shall engage the services of an attorney for recovery of possession of the Premises, for the recovery of rent or any other amount due under this Lease, or because of Tenant's breach of any of the terms hereof, regardless of whether suit shall be brought, and a breach shall be established, Tenant shall pay to Landlord all reasonable expenses incurred therefor, including all court costs and reasonable attorneys' fees.

SECTION 21.07 Injunctive Relief; All Remedies Cumulative. In the event of a breach by Tenant of any of the terms hereof, Landlord shall have the right to injunctive relief to restrain Tenant and the right to invoke any remedy allowed by law or in equity whether or not other remedies are herein provided. Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law, in equity, by statute or otherwise, and the exercise of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise of any or all other such rights and remedies.


                                  ARTICLE XXII

                               ESTOPPEL STATEMENT

SECTION 22.01 Duty of Tenant to Furnish. At any time and from time to time, within ten (10) days after request therefor by Landlord, Landlord's Mortgagee or purchaser ("Requesting Party"), Tenant shall execute and deliver to Requesting Party, without charge and in a form provided by the Requesting Party, a written statement in recordable form, certifying that this Lease is in full force and effect and has not been amended except by such writings as shall be stated; certifying that to Tenant's knowledge, Landlord is not in default under this Lease and there are no defenses or offsets thereto or else stating those claimed by Tenant; certifying the commencement and expiration dates of the term of this Lease; certifying that Tenant is in occupancy of the Premises; certifying the advance rent and security paid to or deposited with Landlord and the date to which rent and other charges have been paid; and certifying such additional information as may be reasonably requested by Requesting Party.


                                  ARTICLE XXIII

                                     NOTICES

SECTION 23.01 Manner and Place of Service. Wherever in this Lease it shall be required or permitted that notice, demand or consent be given or served by either party to this Lease to or on the other, such notice, demand or consent shall not be deemed to have been duly given or served unless in writing and either personally delivered, sent by certified mail, return receipt requested, postage prepaid, or by private delivery service guaranteeing overnight delivery (such as Federal Express), addressed to Landlord at Landlord's address set forth in the Lease Summary, and addressed to Tenant at Tenant's address set forth in the Lease Summary, before the

Commencement Date, and at the Premises, after the Commencement Date. Each party hereto may change its address for receipt of notices upon notification to the other parties in conformance herewith. All notices shall be deemed given on the date personally delivered, five (5) days after deposited in the United States mail, or one (1) business day after deposited with said private delivery service.


                                  ARTICLE XXIV

                                     BROKERS

SECTION 24.01 Tenant's Warranty. Tenant represents and warrants to Landlord that Tenant has had no dealing, negotiations or consultations with respect to the Premises, the Building or this transaction with any broker or finder except as disclosed in the Lease Summary and that no other broker or finder called the Premises or any other space in the Building to Tenant's attention. In the event that any broker or finder (other than those listed in the Lease Summary) claims to have submitted the Premises or any other space in the Building to Tenant, to have induced Tenant to lease the Premises or to have taken part in any dealings, negotiations or consultations with respect to the Premises, the Building or this transaction, Tenant shall be responsible for and shall defend, indemnify and save Landlord harmless from and against all costs, fees (including, without limitation, reasonable attorney's fees), expenses, liabilities and claims incurred or suffered by Landlord as a result thereof.

SECTION 24.02 Landlord's Warranty. In the event that any broker or finder (other than those listed in the Lease Summary) claims to have submitted the Premises or any other space in the Building to Landlord, to have induced Landlord to lease the Premises or to have taken part in any dealings, negotiations or consultations with respect to the Premises, the Building or this transaction, Landlord shall be responsible for and shall defend, indemnify and save Tenant harmless from and against all costs, fees (including, without limitation, reasonable attorney's fees), expenses, liabilities and claims incurred or suffered by Tenant as a result thereof. Landlord shall be solely responsible for the fees payable to the Brokers listed in the Lease Summary.


                                   ARTICLE XXV

                                  MISCELLANEOUS

SECTION 25.01 Binding Effect. All rights, obligations and liabilities herein given to or imposed upon the respective parties hereto shall extend to and bind the several respective heirs, personal representatives, successors and assigns of the said parties; and if there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein.

SECTION 25.02 Quiet Enjoyment. So long as no Event of Default occurs hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the term of this Lease without hindrance or interruption by Landlord or any other person or persons lawfully claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease.

SECTION 25.03 Waiver. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or a waiver of any other term, covenant or condition herein contained. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing and executed by Landlord.

SECTION 25.04 Custom and Usage. Landlord shall have the right at all times to enforce the covenants and conditions of this Lease in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of Landlord in refraining from so doing at any time or times with respect to Tenant hereunder or with respect to other tenants of the Building. The failure of Landlord at any time or times to enforce its rights under said covenants and provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions and covenants of this Lease or as having in any way or manner modified the same.

SECTION 25.05 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than any payment of rent or other charges herein stipulated shall be deemed to be other than on account of the earliest stipulated rent or other charges then due and payable. Landlord shall not be bound by any endorsement or statement on any check or any letter accompanying any check or payment and no such endorsement, statement or letter shall be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or other charges or pursue any other remedy.

SECTION 25.06 Entire Agreement. The Lease Summary, this Lease Agreement and the Exhibits, set forth all the agreements and understandings between Landlord and Tenant concerning the Premises and there are no agreements or understandings, either oral or written, between them other than as herein set forth. All prior arrangements and understandings, whether oral or written, between the parties hereto are merged herein and extinguished, this Lease superseding and canceling the same. No amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and executed by the party against which such amendment is to be enforced.

SECTION 25.07 Captions and Index. The captions and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of this Lease nor in any way affect this Lease.

SECTION 25.08 Negation of Personal Liability. Notwithstanding anything contained herein to the contrary, Tenant agrees that Landlord shall have no personal liability with respect to this Lease and Tenant shall look solely to the estate and property of Landlord in the Building for the satisfaction of Tenant's remedies. No other assets of Landlord or any principal of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim and, in the event Tenant obtains a judgment against Landlord, the judgment docket shall be so noted. In the event of any sale of the Premises or the Building, Landlord shall be and hereby is entirely freed and relieved of all obligations of Landlord hereunder. This section shall inure to the benefit of Landlord and Landlord's successors and assigns and their respective principals.

SECTION 25.09 Partial Invalidity; Separate Covenants. If any portion of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable, the remainder of this Lease and the application of such portion to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term, covenant and condition of this Lease shall be valid and be enforced to the fullest extent permitted by law. Furthermore, each covenant, agreement, obligation and other provision contained in this Lease is, and shall be deemed and construed as, a separate and independent covenant of the party bound by, undertaking or making the same, and not dependent on any other provision of this Lease.

SECTION 25.10 Recording. This Lease shall not be recorded. If Landlord requests, the parties shall execute and acknowledge a short form of lease for recording purposes which shall be recorded at Landlord's expense.

SECTION 25.11 Controlling Law. This Lease shall be interpreted and construed in accordance with the laws of the Commonwealth of Pennsylvania.

SECTION 25.12 Time of the Essence. Time shall be of the essence of all of Tenant's obligations hereunder.

SECTION 25.13 PIDC Assistance. Landlord acknowledges that Tenant may receive certain economic assistance from the Philadelphia Industrial Development Corporation in connection with Tenant's decision to operate in the City of Philadelphia, and Landlord further acknowledges that Landlord has no claim to such assistance.

SECTION 25.14 Acknowledgment. TENANT ACKNOWLEDGES THAT THIS LEASE INCLUDES WARRANTS OF AUTHORITY FOR AN ATTORNEY TO CONFESS JUDGMENTS AGAINST TENANT. IN GRANTING THESE WARRANTS OF ATTORNEY TO CONFESS JUDGMENTS AGAINST TENANT, TENANT HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, AND, ON THE ADVICE OF THE SEPARATE COUNSEL OF TENANT, UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TENANT HAS OR MAY HAVE WITH RESPECT TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have hereunto set their hands and seals the day and year set forth in the Lease Summary.

                                  AVAX TECHNOLOGIES, INC.
(Tenant)

                                  By: /s/ Illegible Signature
                                      -----------------------
                                  RODIN PARTNERS, L.P., a
                                  Pennsylvania partnership
                                  (Landlord)

                                           By: Rodin Acquisition Corp.,
                                                 a Pennsylvania corporation

                                           By: /s/ Illegible Signature
                                               -----------------------------
                                                President

                                  SCHEDULE 5.02

                          EXCEPTIONS TO OPERATING COSTS


Operating Costs shall not include:

         Promotional, advertising and marketing costs for specific tenants

         Leasing fees including commissions

         Gifts to tenants, receptions and subscriptions

         Tenant improvements

         Late charges on billings

         Expenses caused by the negligence of other tenants

         Expenses to be billed directly by Landlord to another tenant(s) or paid directly to another tenant(s) including repairs, janitorial cost, separately metered utilities and after-hours HVAC service

         Back taxes caused by Landlord's default

         Payment of revenue bonds for capital items

         Costs not directly attributable to the Building or the costs that are properly allocated among other properties or accounts

         Interest or amortization payments on any mortgage

         Expenses for repair or other work occasioned by fire or other casualty which is covered under a standard fire policy with extended coverage

         Bad debt expenses

         Costs to correct defects in the design, construction or equipment of the Building

         Rental under any ground lease or other underlying lease

         Depreciation (except as expressly set forth in Section 5.02)

         The costs of any item for which Landlord will be reimbursed by insurance or otherwise

         The cost(s) of installing, operating and maintaining any specialty service, such as any observatory, broadcasting facilities, luncheon club, athletic or recreation club

                                   EXHIBIT A
                                DEED DESCRIPTION
                                  RODIN PLACE

PARCEL 'A' (2000 Hamilton Street)

All that certain lot or piece of ground together with the improvements thereon situate in the 8th Ward of the City of Philadelphia and described in accordance with the subdivision plan prepared by Barton and Martin Engineers dated August 7, 1995, last revised November 5, 1997.

Beginning at the point of intersection of the Easterly side of the 21st Street (54 feet 7 inches wide) with the Southerly side of Hamilton Street (66 feet wide); thence from said point of beginning, extending South 78 degrees 59 minutes 00 seconds East along the said Southerly side of Hamilton Street 490 feet 7 3/4 inches to a point on the Westerly side of 20th Street (50 feet wide); thence extending South 11 degrees 21 minutes 00 seconds West along the said Westerly side of 20th Street 199 feet 9 inches to a point thence extending North 78 degrees 59 minutes 00 seconds West 117 feet 10 inches to a point; thence extending North 74 degrees 11 minutes 46 seconds West 91 feet 2 7/8 inches to a point; thence extending North 33 degrees 59 minutes 00 seconds West 12 feet 11 1/2 inches to a point; thence extending North 11 degrees 01 minute 00 seconds East 12 feet 0 inches to a point; thence extending North 78 degrees 59 minutes 00 seconds West approximately along the face of a building 28 feet 1 1/2 inches to a point; thence extending North 73 degrees 40 minutes 15 seconds West approximately along the face of a building 66 feet 1 inch to a point; thence extending North 62 degrees 22 minutes 00 seconds West approximately along the face of a building 60 feet 3 7/8 inches to a point; thence extending North 79 degrees 03 minutes 40 seconds West partially along the face of a building 38 feet 1 1/2 inches to a point; thence extending North 56 degrees 20 minutes 30 seconds West approximately along the face of a building 89 feet 7 inches to a point on the Easterly side of 21st Street; thence extending North 11 degrees 30 minutes 21 seconds East along the to the point and place of beginning.

Containing in Area 84,428 square feet.

                                    EXHIBIT B

                       [ILLUSTRATED FLOOR PLAN OF PREMISES]

                                    EXHIBIT C
                              RULES AND REGULATIONS


         1. Compliance with Laws. Tenant, at Tenant's sole expense, shall comply with all of the laws, ordinances, regulations and other requirements of all municipal, county, state, federal and other governmental authorities and all recommendations of the Association of Fire Underwriters, Factory Mutual Insurance Companies, The Insurance Services Organization of Pennsylvania and other similar bodies establishing standards for fire insurance ratings which are applicable to Tenant or its use of the Premises, and shall save Landlord harmless from penalties, fines, costs, expenses or damages resulting from the failure to do so.

         2. Loading and Unloading. Tenant agrees that all loading and unloading of goods shall be done only at such times, in the areas and through such entrances as may be designated for such purposes by Landlord. Trailers or trucks shall not be permitted to remain parked overnight in any part of the Building, whether loaded or unloaded. Tenant's delivery trucks and private buses traveling to and from the Building shall be directed to take such routes and to travel to and from the Building at reasonable times so as to reduce the impact upon the neighborhoods surrounding the Building.

         3. Refuse. Tenant agrees to keep all garbage and refuse in accordance with municipal regulations; not to burn, place or permit any trash, garbage, rubbish, obstructions or merchandise in common areas; and to keep the Premises clean, orderly, sanitary and free from objectionable odors and from insects, vermin and other pests. Tenant shall cooperate with Landlord's recycling program or legal regulations. In no event shall Landlord remove any construction debris, office furniture or equipment or any other debris whatsoever from Tenant at Landlord's expense. If items are placed by Tenant in any Landlord trash removal receptacle, Tenant shall pay for the charges for the removal of such waste at Landlord's prevailing rate. Tenant shall segregate recyclable items as directed by Landlord in accordance with applicable law and regulations.

         4. Heat. Tenant agrees to keep the Premises sufficiently heated to prevent freezing of water and pipes and fixtures.

         5. Parking. Tenant agrees for itself and its employees, customers and invitees to park their cars only in those portions of the garage as may be designated for that purpose by Landlord. Tenant shall furnish Landlord with the automobile license numbers of Tenant's and Tenant's employees' cars within five
(5) days after a request therefor and shall thereafter notify Landlord of any changes within five (5) days after such changes occur. In the event that Tenant or Tenant's employees park their cars in areas other than such designated parking areas, then Landlord, after giving notice to Tenant of such violation, shall have the right to charge Tenant Ten Dollars ($10.00) per day per car parked in any areas other than those designated.

         6. Operations. Tenant agrees to conduct its business in the Premises in all respects in a dignified manner and in accordance with high standards of operation.

         7. Hazardous Material and Equipment. Tenant shall not keep any flammable, combustible or explosive material, high pressure steam generating equipment or other hazardous or toxic material and equipment on the Premises.

         8. Machinery; Loud Speakers. Tenant shall not, without the prior written consent of Landlord, use or operate any machinery which, in Landlord's opinion, is harmful to the Building or disturbing to other tenants in the Building; nor shall Tenant use any loud speakers, televisions, phonographs, radios or other devices in a manner so as to be heard or seen outside of the Premises, nor display merchandise on the exterior of the Premises nor on the walkways or sidewalks appurtenant thereto either for sale or for promotion purposes.

         9. Awnings. Tenant shall not, without the prior written consent of Landlord, attach any awning, canopy, antenna or other projection to the roof or the outside walls of the Premises or the Building.

         10. Auctions. Tenant shall not, without the prior written consent of Landlord, conduct any auction, fire, bankruptcy, or selling out sale on or about the Premises.

         11. Glass. Tenant shall promptly replace at Tenant's own expense with glass of like kind and quality any plate glass, door or window glass of the Premises which may become cracked or broken.

         12. Plumbing Facilities. Tenant shall not use the plumbing facilities for any other purpose than that for which they were constructed and shall not permit any foreign substance of any kind to be thrown therein, and the expense of repairing any breakage, stoppage, seepage or damage whether occurring on or off the Premises resulting from a violation of this provision by Tenant or Tenant's employees, agents or invitees shall be borne by Tenant. All grease traps and other plumbing traps in the Premises shall be kept clean and operable by Tenant at Tenant's sole expense.

         13. Burglary. Tenant shall, notwithstanding anything in this Lease to the contrary, be responsible for all repairs and replacements to the Premises necessitated by a burglary or attempted burglary, or any illegal or forcible entry into the Premises.

         14. Solicitation of Business. Tenant and Tenant's employees and agents shall not solicit business or distribute handbills or other advertising matter in the parking or other common areas of the Building.

         15. Conduct of Business. Tenant shall not operate or maintain the Premises in a manner which emits noxious or offensive odors, emanates unpleasant noises or loud noise levels, is not consistent with the conduct and management of a first class retail area in the vicinity of the Building, transmits vibrations, transmits flashing lights or search lights, is inconsistent with the rights of any other tenants of the Building or causes the overburdening of any pipes or other utilities in the Building serving the Premises. Tenant shall not place any weight in the Premises beyond the safe carrying capacity of the structure of the Building.

         16. Further Rules and Regulations. Tenant shall comply with all further rules and regulations from time to time promulgated by Landlord, which Landlord in its sole discretion shall deem necessary in connection with the Premises and the Building including, without limitation, the installation of such fire extinguishers, water buckets and other safety equipment as Landlord may reasonably require.

EXHIBIT D
                                 LANDLORD WORK
          Scope of Work and Outline Specifications September 19, 1995
                        AVAX TECHNOLOGIES, Inc. - Tenant
                        Rodin Partners, L.P. - Landlord

Landlord agrees, at its sole cost and expense and without charge to Tenant, to do the following work, all of which shall be of material, manufacture, design, capacity and finish selected by the Landlord as Standard of the Building. The following shall define the scope of work.

1. HVAC
-------

   Landlord shall purchase and set in place new roof-top package heating, ventilating and air-conditioning equipment for suite 200. For example, if the final rentable square footage is determined to be 9,000 square feet then the Landlord shall provide 30 tons of equipment. The equipment will be provided in sizes and locations as determined by Tenant provided that Landlord undertakes no extraordinary expense for the installation thereof. Tenant shall provide Landlord with the locations and respective sizes on a dimensioned architectural roof-plan within fifteen days* of the date of the Lease execution. Landlord shall perform any roofing changes and any structural changes necessary to support to the HVAC equipment. Tenant shall perform any utility connections and ductwork distribution to or from the units under the Tenant Improvement allowance. The units shall be 480volt, 3 phase units unless the particular units are not available in that voltage.

   The HVAC equipment for suite 204 is as existing.

2. ELECTRIC
-----------

   Landlord shall install a 480volt 3 phase electric meter and a main-disconnect breaker to service the Premises at the common electric room located on the second floor in the Building. Tenant shall connect its service for all electric connections within the premises to the metered service at the electric room under the Tenant Improvement allowances.

2. As Is
--------

   Except for the foregoing, the premises shall be delivered "as is" with respect to the existing conditions and improvements. Tenant has not relied on Landlord, Landlord's architect or Landlord's agents for consultation as to the suitability of the premises for Tenant's use. Tenant has consulted with its own professionals and relies on its own knowledge of its requirements and outside consultants to understand the outline specifications described herein. Landlord warrants that its work will be constructed in accordance with all applicable building, fire and life safety codes.

----------
* A delay in Tenant's later submission of Air-conditioning plans and specifications shall be limited to removing Landlord's completion of Landlord Work timetable (60 days) as specified in the Commencement Date section on page ii of the Lease Summary.

              EXHIBIT E - RODIN PLACE GARAGE RULES AND PROCEDURES

       Rodin Place Garage *2000 Hamilton Street * Philadelphia, PA 10310 AGREEMENT BY AND BETWEEN RODIN PARTNERS, L.P. "OPERATOR" AND VEHICLE OWNER "OWNER"
--------------------------------------------------------------------------------
Lessee of parking access in Garage, Owner of Automobile, hereafter called
Owner" _________________________________________________________________________
Owner's Home Address: ____________________________ City ________________________

State ________________ Zip Code _______________   Home Phone #: ________________

Business Address:_______________________________________________________________

Business Phone#: ____________________

Auto Make/Model: ________________________ Year ________ Color: _________________

To Be Billed To (if other than Owner): ____________________ Address: ___________

Billing Authorization required if other than Owner ______________ Title: _______

Name of Authorizing Party: _______________________ Date Signed: ________________

Date Parking is to begin: ___________________ Pass Card Number: ________________
Owner must put Sticker # _______________ on Vehicle for which the access plate is issued. Vehicle Plate # ________________

                              TERMS AND CONDITIONS
                              --------------------

 1. This is a Lease parking place only, and no bailment is intended to be created. Operator reserves the right to have a garage attendant to take Owner's keys and accept the possession and control of the Owner's automobile. [In the case of accepting control of the vehicle by taking the keys, Operator's liability is limited to $15,000 per vehicle.] If Operator does not take possession of the vehicle and vehicle is parked by the Owner then Operator is not responsible for any loss, damage or theft to Owner's car or its contents while in or about the garage. Owner agrees to carry any necessary insurance in case of damage to persons or property while Owner's vehicle is in the garage for loss, theft, damage or other casualty.

 2. Owner is not entitled to the use of a specified or assigned space. Monthly Use is defined as the right of the Owner to park a vehicle in the Garage.

 3. All monthly Owners must park in designated month area and, when appropriate direct visitors to park in Daily area.

 4. No allowance is made for time parking space is not used.

 5. Contract is terminable immediately without notice if terminated for cause.

 6. Owner and all persons is Owner's vehicle must act in lawful, reasonable, and proper manner at all times in and about the facility and must obey all posted regulations. Owner reserves the right to change any rules without notice at any time for any reason uniformly applied to all vehicle owners.

 7. Intentionally Deleted.

 8. Vehicle owner must put sticker on the vehicle for which the access pass is issued. No vehicle substitution is allowed except with advance notice to Operator. This rule shall not apply if Municipal regulations no longer requires monthly stickers be pre-assigned to individual vehicles under its public parking lot license regulations. No multiple stickers or passes will be issued for any parking user. One sticker and pass, per space.

 9. Any misuse of parking equipment or garage, absence of display of sticker or unauthorized entry by swipe cardholder will cause revocation of parking privileges.

10. Intentionally Deleted.

11. If Owner's use of the parking is pursuant to a tenant lease for space in the building, Operator reserves the right to immediately terminate the parking without notice if the underlying lease rent obligations are not met, including, but not limited to, Tenant's payment of rent.

12. The garage may be operated as either a self-park or attendant-park arrangement. The garage size, use, and access ramps may be charged without notice at Operator's election.

13. A $15 dollar fee is due together with this application for the issuance of each access card. A $15 fee will be charged for each lost, broken, bent or multiplied card that requires replacement. The $15 fee will not be refunded at the time of the parking term expiration.

SIGNATURE:___________________________ DATE SIGNED/SUBMITTED: ___________________
SOCIAL SECURITY #: _______________________          Operator Approval __________
December 1, 1997

                                   EXHIBIT F
                                   ---------

           AVAX TECHNOLOGIES, Inc. Lease Trash Removal Specifications

1. Landlord will provide the following office cleaning services with visits to the office areas in the premises after normal business hours (6PM to 11PM) on weekdays excluding national or union holidays at the frequencies indicated below.

    DAILY
    -----
    a) Vacuum or sweep floor surfaces, as needed but no less than twice weekly.
    b) Empty all wastebaskets no less than daily except recyclable material baskets which shall be emptied when full.
    c) Provide lavatory paper supplies and clean toilet rooms no less frequently that three times weekly.
    d)  Clean interior glass surfaces as needed.
    e) Dust exposed horizontal surfaces on all desks, tables, filing cabinets, bookcases, shelves and telephones.
    f)  Clean drinking fountains.
    g)  Spot clean reception lobby glass, including front door, if applicable.
    h)  Dust or damp mop resilient and hard floors.

    WEEKLY
    ------
    Remove fingerprints from front door, door frame, light switches, kick plates and handles on doors.

    MONTHLY
    -------
    High dust above hand height all horizontal surfaces, including shelves, moldings, ledges and heating diffusers.

    QUARTERLY
    ---------
    Wash wastebaskets
    Spot clean carpet of stains.

    ANNUALLY
    --------
    Clean of all exterior windows (wash interior and exterior).

2. Landlord's cleaning services shall exclude any special medical or laboratory areas which may expose the cleaning personal to extraordinary risk or contamination.

3. Tenant Containers. Tenant agrees to keep all refuse in the kind of (tenant supplied) container specified by Landlord.

                         [DEED BLUEPRINT APPEARS HERE]

Initial Data                   EXHIBIT G
--------------                 ------------------------------------------------
LOAN DATA                            TABLE DATA
-----------------------------     ---------------------------------------------
         Loan amount   $378,630           Table starts at data:
Annual interest rate:  10.00000%          or at payment number: 1

       Term in years:  10
    Payment per year:  12
   First payment due:  01/01/97          per year cost    $80,180.20

PERIODIC PAYMENT
-------------------------------------------------------------------------------
   Entered payment      THE TABLE USES THE CALCULATED PERIODIC PAYMENT AMOUNT
Calculated payment  $8,015.02 unless you enter a value for "Entered Payment"
-------------------------------------------------------------------------------

    Uses payment of:$6,018.82     $7,588.50            Beginning balance at payment 1:     378,530.00
1st payment in table 1           $80,820.80    Cumulative interest prior to payment 1:           0.00



TABLE
-----------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
        Payment     Beginning                                          Ending            Cumulative
No.      Date        Balance       Interest       Principal            Balance            Interest
----------------------------------------------------------------------------------------------------
1       1/1/97      379,530.00     3,162.75        1,652.77             377,677.23         3,162,75
----------------------------------------------------------------------------------------------------
2       2/1/97      377,877.23     3,147.31        1,968.21             375,609.03         6,310,08
3       3/1/97      378,809.03     3,131.74        1,983.78             373,925.25         9,441.80
4       4/1/97      373,825.26     3,116.04        1,899.47             372,025.78        12.957.85
5       5/1/97      372,025.78     3,100.21        1,915.30             370,110.48        15,650.06
6       6/1/97      370,110.48     3,084.26        1,931.26             368,179.21        15,742.31
7       7/1/97      368,179.21     3,068.18        1,947.36             365,231.86        21,810.47
8       8/1/97      366,231.86     3,051.93        1,963.55             354,266.27        24,802.41
9       9/1/97      364,288.27     3,035.57        1,979.45             382,288.32        27,897.95
10     10/1/97      362,288.32     3,019.07        1,998.45             380,291.88        30,817.05
11     11/1/97      360,291.88     3,002.43        2,013.08             358,278.79        30,917.05
12     12/1/97      358,278.79     2,955.66        2,029.66             358,248.93        38,905.13
13      1/1/98      368,248.93     2,966.74        2,048.76             354,202.18        38,673.88
-----------------------------------------------------------------------------------------------------
14      2/1/98      354,202.16     2,951.88        2,083.83             352,138.32        42,825,56
15      3/1/98      352,158.32     2,934.49        2,081.93             350,057.29        45,780.05
16      4/1/98      350,057.29     2,917.14        2,098.37             347,958.92        48,677.19
17      5/1/98      347,958.92     2,899.68        2,115.88             345,843.08        51,576.85
18      6/1/98      345,543.06     2,882.03        2,133.49             343,709.57        54,458.87
19      7/1/98      343,709.57     2,884.28        2,151.27             341,558.30        57,323.12
20      8/1/98      341,568.30     2,848.32        2,108.20             339,389.10        60,169.44
21      9/1/98      358,359.10     2,828.24        2,187.27             337,201.83        62,997.66
22     10/1/98      337,201.83     2,610.02        2,205.50             334,996.02        65,807.70
23     11/1/98      334,998.32     2,791.64        2,223.55             332,772.44        66,399.33
24     12/1/98      332,772.44     2,773.10        2,242.41             330,530.03        71,372.44
25      1/1/99      330,630.03     2,754.42        2,261.10             328,268.93        74,128.85
-----------------------------------------------------------------------------------------------------
26      2/1/99      328,268.93     2,735.57        2,279.94             325,968.99        76,862.43
27      3/1/99      325,988.99     2,716.57        2,718.94             323,690.05        79,579.00
28      4/1/99      323,690.05     2,697.42        2,318.10             321,371.95        82,270.42
29      5/1/99      321,371.85     2,678.10        2,337.42             319,034.53        84,954.52
30      6/1/99      318,034.53     2,658.62        2,358.80             318,877.83        87,513.14
31      7/1/99      316,677.83     2,638.98        2,378.64             314,301.10        90,282.12
32      8/1/99      314,301.10     2,619.18        2,396.34             311,904.75        92,671.30
33      9/1/99      311,904.75     2,599.21        2,418.31             308,488.44        95,470.50
34     10/1/99      309,488.44     2,578.07        2,438.45             307,052.00        96,049.67
35     11/1/99      307,052.00     2,558.77        2,456.75             304,596.26       100,808.34
36     12/1/99      304,585.25     2,538.28        2,477.55             302,118.02       103,148.63
37      1/1/00      302,118.02     2,517.66        2,407.87             299,820.18       105,664.28
-----------------------------------------------------------------------------------------------------
38      2/1/00      299,620.16     2,496.83        2,518.08             298,101.48       108,181.12
39      3/1/00      297,101.48     2,478.85        2,539.67             294,561.80       110,838.96
40      4/1/00      294,561.80     2,454.68        2,560.84             292,000.97       113,091.65
41      5/1/00      292,000.97     2,433.34        2,582.18             289,418.79       115,524,99
42      6/1/00      289,415.79     2,411.62        2,603.68             288,815,10       117,938.81
43      7/1/00      288,815.10     2,390.13        2,625.39             254,189.71       120,328.94
44      8/1/00      264,169.71     2,338.25        2,647.27             281.542.44       122,695.18
45      9/1/00      281,542.44     2,346.19        2,669.33             278,873.11       125,041.37
46     10/1/00      278,873.11     2,323.94        2,691.57             278,181,53       127,385.31
47     11/1/00      278,181.53     2,301.51        2,714.00             273,487.53       128,666.83
48     12/1/00      273,487.53     2,278.80        2,736.62             270,730.91       131,948.72
49      1/1/01      270,730.91     2,256.08        2,758.43             267,971.48       134,201.81
-----------------------------------------------------------------------------------------------------
50      2/1/01      267,971.48     2,233.10        2,782.42             285,189.08       138,434.81
51      3/1/01      265,189.08     2,209.91        2,805.61             262,383.45       138,644.82
52      4/1/01      262,383.45     2,198.63        2,828.99             250,554.47       140,831.35
53      5/1/01      259,554.47     2,182.85        2,852.56             258,701.90       142,994.30
54      6/1/01      256,701.90     2,150.18        2,676.33             253,826.57       148,133.48
55      7/1/01      253,825.57     2,115.21        2,900.30             250,928.27       147,248.70
56      8/1/01      250,925.27     2,091.04        2,924.47             248,000.79       149,339.74
57      9/1/01      248,000.79     2,948.84        2,948.84             245,061.95       151,408.41
-----------------------------------------------------------------------------------------------------
58     10/1/01      245,051.95     2,042.10        2,973.42             242,078.55       153,448.51
59     11/1/01      242,078.53     2,017.32        2,998.20             238,080.34       155,465.93
60     12/1/01      239,080.34     1,882.54        3,023.18             236,057.15       157,458.17


VALHAL CORP.                           Schedule 1
12/4/97                    Letter of Credit Calculation

   AVAX TECHNOLOGIES, INC.
    SQUARE FEET*


       LESS SHAFTS/COLUMNS     15% GU
    Suite 200   8,021.00      9,224.15
    Suite 204   2,305.00      2,650.75
                           ------------
                             11,874.90
                                       Workletter*
                                  Suite 200    $25/RSF     $230,604
                                  Suite 204    $10/RSF      $26,508
                                                         -----------
                                                           $257,111
-------------------------------------------------------------------------------
Rent                    200             204             200/204        200/204
           rate        Rent/year       Rent/year        Rent/year    multi yrs.
                       ---------       -----------     -----------   -----------
yr 1-3     $10.50      $96,853.58       $27,217.05      $124,070.63    $372,212
yr 4-6     $12.00     $110,689.80       $31,105.20      $141,795.00    $425,385
yr 7-10    $14.00     $129,138.10       $36,289.40      $165,427.50    $661,710
                                                                      ---------
                                                                     $1,459,307
-------------------------------------------------------------------------------

                                 ----------------------------------------------
                                     Commission
                                                      4.00%      $58,372.28
                                      less abatement                 $2,068
                                                                 -----------
                                      CNR/Glaze                  $56,304.43

                                                      1.50%      $21,889.60
                                      less abatement                   $775
                                                                     ------
                                                                    $21,114
                                                                   --------
                                      Totals                     $77,418.59
                                  ---------------------------------------------


              AIR CONDITIONING*          tons a/c       30          $45,000
                                                                   ----------
  Total Letter of Credit (Tenant Improvement + Commission + A/C)** $379,530

*Note: Squate Footage and A/C cost is subject to final cost verification and amount will be adjusted accordingly. After the first lease year if the Tenant has not fully used the Workletter allowance (above) the Letter of Credit may, at Tenant's election, be adjusted to reflect the actual draw of the Workletter Allowance.

**The Total Letter of Credit amount will be reduced upon each Lease anniversary to the amount indicated in Exhibit G to the Lease reflecting the amortized reduction of the landlord investment. (For example, the LC amount in the second Lease year shall be $356,248.93.)